Exhibit (k)(4)

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Transfer Agency And Shareholder Services Agreement is made as of April 19th, 2023 (“Effective Date”) by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), a SEC-registered transfer agent and Massachusetts corporation, and KKR Asset-Based Income Fund, a closed-end management investment company (the “Fund”). Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains an index of defined terms providing the location of all defined terms). The term “Agreement” shall mean this Transfer Agency And Shareholder Services Agreement as constituted on the Effective Date, and thereafter as it may be amended from time to time as provided for herein.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Fund and BNYM, intending to be legally bound, hereby agree to the statements made in the preceding paragraphs and as follows:

1. Appointment. The Fund hereby appoints BNYM to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and BNYM accepts such appointments and agrees in connection with such appointments to furnish the services expressly set forth in Section 3. BNYM shall be under no duty to provide any service to or on behalf of the Fund except as specifically set forth in Section 3 or as BNYM and the Fund may specifically agree in a written amendment hereto. BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider not engaged by BNYM. The Fund will provide such information and documentation as BNYM may reasonably request in connection with services provided by BNYM to the Fund.

2. Records. Data, books and records pertaining to the Fund required by the Securities Laws, and which are held in the BNYM System due to the services performed hereunder by BNYM pursuant to Section 3 (“Fund Data”), shall be the property of the Fund. Upon the reasonable request of the Fund, BNYM shall provide Authorized Persons with (i) access to Fund Data at BNYM’s facilities during BNYM’s normal business hours, and (ii) printed output of the Fund Data or copies thereof, at the Fund’s expense.

3. Services.

(a) General Services:

(1) Services to be provided on an ongoing basis to the extent applicable to the Fund:

(i)	Accept, effect and post Share purchases, repurchases, exchanges and transfers;

(ii)	Review new share ownership and account applications and if not in good order correspond to a commercially reasonable extent with submitting persons to complete or correct information;

(iii)	Establish shareholder registrations for shares and shareholder accounts and accept, effect and post changes to such shareholder registrations;

(iv)	Direct payment processing of wire transfers;

(v)

Prepare (and make available via portal access pursuant to Section 3(a)(6) below) (A) confirmations of purchase and repurchase transactions, and (B) monthly or quarterly statements of account and annual statements of account;

(vi)

Where a shareholder conducts Fund transactions through a financial intermediary, make statements available through portal access to the financial intermediary or otherwise at the reasonable request of the shareholder or receipt of authorization from such shareholder;

(vii)	Make confirmations available via portal access to broker-dealers of their clients’ activity, whether executed through the broker-dealer or directly with BNYM;

(viii)	As reasonably requested by the Fund: provide periodic shareholder lists and statistics to the Fund in standard BNYM System reports;

(ix)	[Reserved.];

(x)	Prepare (and make available via portal access pursuant to Section 3(a)(6) below) year-end federal tax and statement information;

(xi)	Notify on a timely basis the Fund’s investment adviser, accounting agent, and custodian (“Fund Custodian”) of Share activity;

(xii)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

(xiii)	[Reserved.];

(xiv)	Remediation Services, as required;

(xv)

To the extent a person seeks to open a new shareholder account in connection with a subscription and such subscription does not contain all information and documentation necessary or appropriate to create a shareholder account, correspond with shareholders to complete or correct standard information to the extent provided for in BNYM’s Standard Procedures;

(xvi)	Perform shareholder transfers and exchanges to the extent permitted by and in accordance with the fund’s prospectus and record same in the record keeping system; and

(xvii)	Record Share purchases and repurchases in the record keeping system.

(2) Purchase of Shares.

(A) KKR Credit Advisors (US) LLC (the “Adviser”) or an affiliate of the Adviser and not, for the avoidance of doubt, BNYM, shall have sole and exclusive responsibility for all components of managing the capital call process which includes, but is not limited to, organizing capital calls, distributing capital call notices to existing and prospective shareholders as required by, and in accordance with, the Fund’s Shareholder Materials, tracking shareholder participation in such capital calls including, but not limited to, the amount of the shareholder’s capital contribution and the outstanding commitment amount. The Adviser shall be responsible for communicating to BNYM all information necessary, including information reasonably requested by BNYM, for BNYM to perform the Services it being understood that the failure by the Adviser, an affiliate of the Adviser or the Fund to provide BNYM with such information shall excuse BNYM’s performance until such time as BNYM is provided the information required to enable it to resume performance of the Services.

(B) The Adviser, or a shareholder, as applicable, shall be responsible for providing BNY Mellon with each shareholder subscription agreement a reasonable time before accepting payment from such shareholder in order for BNYM to perform the services set forth in Section 3(b) below in respect of such shareholder.

(C) Subject to the foregoing, BNYM shall issue and credit an account of a shareholder, in the manner described in the Fund’s prospectus, once it receives:

(i)	A purchase order in completed proper form;

(ii)	Proper information to establish a shareholder account, if an account has not previously been established; and

(iii)	Confirmation of the receipt of funds by BNYM or the crediting of funds for such order to the Fund Custodian.

(3) Repurchases of Shares.

(A) BNYM shall process instructions to repurchase Shares in accordance with the following:All instructions given to BNYM regarding the repurchase of Shares conform to the Fund’s prospectus, be accompanied by such documents as BNYM reasonably determines to be appropriate to the particular transaction.

(ii)

BNYM is authorized to delay or reject a transfer or repurchase of Shares until it determines that the endorsement on the instructions is valid and genuine, that the requested transfer or repurchase is legally authorized and otherwise complies with all applicable requirements in the Written Procedures, and that there is no basis to any adverse claims that may have been made regarding the Shares or the particular transfer or repurchase, and BNYM shall incur no liability for delaying or rejecting transfers or repurchases in accordance with the foregoing authorization.

(iii)

When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)

BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the repurchase of Shares, pay such monies as are received from the Fund Custodian, all in accordance with the Written Procedures.

(v)

BNYM shall not process or effect any repurchase requests with respect to Shares of the Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(B) Direct Repurchases. BNYM shall perform the following functions in connection with repurchase orders for Fund Shares received directly by BNYM from Fund shareholders or the Distributor:

(i)

In the event BNYM receives a Repurchase Order (as defined below) other than during a Tender Offer Period (as defined below), BNYM shall return the Repurchase Order to the submitting person without processing the order.

(ii)

After BNYM has received a copy of a Tender Offer Notice (as defined below) from the Fund, BNYM shall, with respect to Repurchase Orders it receives during a relevant Tender Offer Period, review each Repurchase Order and exercise reasonable care to determine in accordance with the Fund Procedures (as defined below) whether the Repurchase Order constitutes a “Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which one or more of the following criteria are not satisfied:

(a)

A Repurchase Order must comply with any applicable requirements of the Fund Procedures and the Tender Offer Notice, must be tendered in proper form and must contain all information and consist of all documentation as BNYM may reasonably determine necessary or appropriate.

(b)

All required or permitted endorsements and signatures must in BNYM’s reasonable judgment be valid and genuine; the requested repurchase must in BNYM’s reasonable judgment be legally authorized, and in BNYM’s reasonable judgment (I) no evidence of any nature whatsoever, whether credible or not credible, exists with respect to a claim adverse to such requested repurchase or the rights of the shareholder to submit a repurchase request, regardless of the merits of the claim; and (II) the Repurchase Order satisfies all applicable requirements for personal property and securities transfer as specified in the Standard Procedures.

(iii)

In the event BNYM determines a Repurchase Order to be a Non-Conforming Repurchase Order, BNYM shall implement any appropriate procedures that may be contained in the Fund Procedures and in the event the Non-Conforming Repurchase Order cannot be converted into a Conforming Repurchase Order by the expiration of the Tender Offer Period, shall reject the Non-Conforming Repurchase Order and provide notification of such rejection to the submitting shareholder or the Distributor, as applicable.

(iv)

In the event BNYM determines a Repurchase Order to be a Conforming Repurchase Order (including Repurchase Orders that were Non-Conforming Repurchase Orders when received but have been remediated into Conforming Repurchase Orders by the close of the Tender Offer Period) and the Repurchase Order has not been withdrawn by the close of the Tender Offer Period, BNYM shall perform the following functions, subject to any applicable provisions of the Tender Offer Notice, the Proration Conditions or Fund Procedures not in conflict with the following:

(a)	Execute the Conforming Repurchase Order by debiting the appropriate number of Fund Shares from the relevant Fund shareholder account at the calculated prorated amount.

(b)

Deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Fund Shares repurchased by the Fund and make such additional entries in the Fund’s books and records to accurately reflect a reduction in the outstanding Shares of the Fund; and

(c)	Upon receipt of the monies from the Fund Custodian in an amount appropriate for the particular repurchase, pay such monies to the tendering person in accordance with the Fund Procedures.

(v)

BNYM will also return to sender without processing (i) all Repurchase Orders received prior to the close of the Tender Offer Period that were Non-Conforming Repurchase Orders when received and were not remediated into Conforming Repurchase Orders by the close of the Tender Offer Period, and (ii) all Repurchase Orders withdrawn before the close of the Tender Offer Period.

(C)	Definitions. For purposes of this Section 3(a)(3):

(i)	“Distributor” means KKR Capital Markets LLC and its legal successors and assigns.

(ii)

“Proration Conditions” means any terms limiting the number of Fund Shares that will be accepted for repurchase in a tender offer, whether applied individually or in the aggregate, and any procedures or conditions governing the processing of Repurchase Orders in the event of an over-tendering of Fund Shares (I) contained in the Tender Offer Notice and Fund Procedures, and (II) to the extent not contained in the Tender Offer Notice or Fund Procedures, reasonably adopted by BNYM.

(iii)

“Repurchase Order” means, collectively, a written instrument from a shareholder of the Fund or the Distributor containing a request that Fund shares held by the shareholder be repurchased by the Fund together with any documentation accompanying such written instrument.

(iv)

“Tender Offer Notice” means the written notification of a tender offer from the Fund sent to Fund shareholders containing the terms and conditions of the Fund’s offer to repurchase Fund Shares from Fund shareholders in the tender offer, including a designation of the Tender Offer Period (as defined below) together with any restrictions applicable to the tender offer, including without limitation any Proration Conditions.

(v)	“Tender Offer Period” means the period during which a Repurchase Order must be received in order for the shareholder submitting the Repurchase Order to participate in the particular tender offer.

(vi)	“Fund Procedures” means Standard Procedures relating to the purchase or repurchase of Fund Shares.

(4) Dividends and Distributions.

(A) In its role as the Fund’s transfer agent, BNYM agrees to serve as the record keeper for the Fund’s distribution reinvestment plan and provide the services described in the distribution reinvestment plan as set forth in the Fund’s registration statement.

(B) Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution pursuant to the terms of the Fund’s distribution reinvestment plan, or, upon shareholder election, pay such dividend or distribution in cash. BNYM will maintain shareholder accounts pursuant to the terms of the Fund’s distribution reinvestment plan. If requested by BNYM, the Fund shall furnish a certified resolution of the Fund’s Board declaring and authorizing the payment of a dividend or other distribution but BNYM shall have no duty to request such.

(C) BNYM shall (i) issue Shares or pay dividends or distributions as provided for in Section 3(a)(4)(A), and pay proceeds of Share repurchase transactions as provided for in Section 3(a)(3), after it deducts any required or permitted endorsements and signatures led by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations.

(D) BNYM shall (i) make available to the Fund’s shareholders via portal access such tax forms and other information, or permissible substitute forms or notices, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations.

(E) Notwithstanding any other provision of this Section 3(a)(4) or this Agreement, and for clarification: (i) BNYM’s exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund (“19(a) Statement”) shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the text which is to be included on the digital distribution of such 19(a) Statement, to include such text such document to shareholders, and (ii) BNYM’s sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by a 19(a) Statement shall be to perform only the conduct expressly directed by Sections 3(a)(4)(A) through (C) and shall expressly exclude any duty associated with any determination of the appropriateness of, or the drafting or other preparation of the text to be included on, a digital distribution of such 19(a) Statement.

(5) Shareholder Account Services. BNYM may arrange, in accordance with the Fund’s prospectus for issuance of Shares obtained through direct purchases through wire orders, ACH, and applications.

(6) Communications to Shareholders.

(A) BNYM shall create and make available via portal access to Fund shareholders the documents listed below and any other communications and documents that are reasonably related in the ordinary course of business to the other services performed by BNYM hereunder. The Fund agrees BNYM shall be its exclusive provider of such services:

(i)	Confirmations of purchases and repurchases of Fund Shares;

(ii)	Monthly or quarterly statements of account and annual statements of account, prepared in accordance with Section 3(a)(1)(v); and

(iii)	Tax form information.

(B) Notwithstanding any provision in this Agreement to the contrary, the Fund acknowledges and agrees that BNYM shall not be responsible for including in Fund shareholder statements any information relating to such Fund shareholder’s (x) aggregate commitment amount, (y) funded commitment amounts or (z) outstanding unfunded commitments. It is acknowledged and agreed that the Adviser, or an affiliate of the Adviser, and not, for the avoidance of doubt, BNYM, shall be responsible for maintaining these records, producing them upon request of a Fund shareholder and otherwise ensuring that all related records are prepared and maintained in accordance with the 1940 Act and by other applicable Securities Laws, rules and regulations.

(7) Records.

(A) BNYM shall maintain records of the accounts for each shareholder showing the following information to the extent received by BNYM:

(i)	Name, address and United States Tax Identification or Social Security number;

(ii)	Number and class of Shares held;

(iii)

Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder’s account as is required by applicable regulatory record retention requirements.

(iv)	Any stop or restraining order placed against a shareholder’s account;

(v)	Information with respect to tax withholdings.

(B) BNYM shall maintain the records required by Section 31(a) of the 1940 Act to be kept by the Fund with respect to the Services performed by BNYM under this Agreement on behalf of the Fund, and shall keep such other records in connection with performing the Services as may be specified in the Written Procedures.

(8) [Reserved]

(9) [Reserved]

(10) SEC Rule 17Ad-17.

(A) BNYM shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Rule 17Ad-17”), including but not limited to the following:

(i)	execution of required database searches for “lost securityholders”, as that term is defined in Rule 17Ad-17;

(ii)	sending the required written notification to each “unresponsive payee”, as that term is defined in Rule 17Ad-17;

(iii)

maintain records to demonstrate compliance with the requirements of Rule 17Ad- 17, including written procedures that describe BNYM’s methodology for complying with Rule 17Ad-17 and records of the results of the database searches for lost securityholders; and

(iv)	retain the records required by Rule 17Ad-17 in accordance with applicable SEC regulations.

(B) For purposes of clarification: Section 3(a)(10)(A) does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a lost securityholder or an unresponsive payee.

(11) Digital Output. The Fund hereby engages BNYM as its exclusive digital output service provider with respect to the digital output items listed in the Fee Agreement at the fees set forth in the Fee Agreement.

(12) Legal Process. In the event (i) BNYM directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) the Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to BNYM, or (iii) the Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to BNYM, BNYM will act in accordance with the applicable Written Instructions or Written Procedures in effect between the Fund and BNYM. “Legal Process Item” means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at BNYM or the Fund requiring that a particular action or actions be taken with respect to a current or former shareholder of a Fund or a Fund account of such a shareholder. BNYM may in its reasonable discretion seek to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

(13) Unclaimed Property Services.

(A) Subject to the further provisions of this Section 3(a)(15) and to Sections 9(f) and 19(c), BNYM shall implement procedures on behalf of the Fund that are reasonably designed for the Fund to comply on a substantial basis with the unclaimed property laws and regulations of the States and Territories of the United States (as defined below) (“Unclaimed Property Laws”) with respect to Eligible Property (as defined below). In connection with its performance of the foregoing services (“Unclaimed Property Services”), BNYM shall be entitled to implement procedures consistent with practices adopted by mutual funds and other mutual fund service providers, procedures it determines represent reasonable risk based on the reasoned analysis of counsel, procedures based on communications with the agencies enforcing and administering the Unclaimed Property Laws, the administrative practices of such agencies and interpretations of the Unclaimed Property Laws by such agencies and BNYM shall not be liable for reasonable conduct undertaken in accordance with any of the foregoing. For purposes of the foregoing:

(i)

“States and Territories of the United States” means the states of the United States of America, the District of Columbia, Guam, Puerto Rico, U.S. Virgin Islands and any territory or commonwealth of the United States of America with a formal local government substantially equivalent to a state government which subsequent to the Effective Date adopts a statute substantially similar to the Uniform Unclaimed Property Act of 1995 (or its then current successor).

(ii)

“Eligible Property” means property beneficially owned by a person or entity other than the Fund and held in a bank account maintained by BNYM for or on behalf of the Fund, or property held in a Fund shareholder account, which is (x) subject to reporting or escheat under an Unclaimed Property Law, (y) of a nature or type or classification reasonably related to the services performed by BNYM under this Agreement (such as cash amounts representing non-negotiated dividend checks and shares in abandoned shareholder accounts), and (z) under the control of BNYM.

(B) BNYM shall have no liability for any Loss arising (i) with respect to Eligible Property deemed abandoned or unclaimed under an Unclaimed Property Law before the UPS Commencement Date (as defined immediately below) but which was not reported or delivered to the applicable jurisdiction as required by an Unclaimed Property Law; (ii) from any inaccuracy in, or from the absence of any data or information from, any records of the Fund relating to any period prior to the UPS Commencement Date that adversely impacts BNYM’s ability to perform the Unclaimed Property Services or BNYM’s ability to comply with an Unclaimed Property Law on behalf of the Fund, including without limitation absences due to the failure to record the occurrence or non-occurrence of events relevant to an Unclaimed Property Law; (iii) from any other failure of any party to comply with an Unclaimed Property Law or to perform a service required for accurate, timely and complete future compliance with an Unclaimed Property Law, other than a failure by BNYM to perform in accordance with this Section 3(a)(15) (collectively, “Compliance Failures”). At its election, BNYM may in good faith seek to respond to Compliance Failures of which it becomes aware or respond to a Compliance Failure only upon the request of the Fund and in accordance with a written agreement reached with the Fund regarding the response, but BNYM shall have no liability for any course of conduct undertaken in good faith in accordance with the foregoing. The Fund alone shall be exclusively liable for and shall directly pay any fines, penalties, interest or other monetary liability, payment obligations or remediation requirements that arise due to a Compliance Failure. Notwithstanding any other provision of the Agreement, the Fund shall indemnify BNYM for all Loss BNYM suffers or incurs as a result of or in connection with any Compliance Failure, including without limitation all Loss suffered or incurred as a result of seeking in good faith to respond to the Compliance Failure. In addition to any fees and reimbursement of expenses that BNYM may be entitled to under Section 3(a)(15), in the event BNYM performs any services in connection with Compliance Failures BNYM shall be entitled to be paid fees for such services at the rate set forth in the Fee Agreement, or if no applicable fee is set forth therein, at commercially reasonable rates, and to a reimbursement of all reasonable expenses incurred in connection with such services, and the Fund shall pay BNYM such fees and reimburse BNYM for such expenses upon being invoiced. “UPS Commencement Date” means the date the Fund was converted to the BNYM System or, if applicable, the date that individual accounts within the Fund were converted to the BNYM System, or, if later than either of the foregoing, the date BNYM commenced providing Unclaimed Property Services to the Fund or, if applicable, to an individual account within the Fund.

(C) (i) The Fund shall be the “holder” under all Unclaimed Property Laws, as that term or its equivalent is used and defined in the Unclaimed Property Laws, and BNYM acts solely as agent of the Fund in performing the Unclaimed Property Services.

(ii)

The Fund hereby authorizes BNYM to sign reports, to sign letters, to communicate with government representatives, current and former shareholders and other appropriate third parties and otherwise to act in all manners on behalf of and in the name of the Fund and to utilize all tax identification numbers or other appropriate identifying numbers or data of a Fund (“Identification Data”) in the scope and manner BNYM reasonably determines to be appropriate to perform the Unclaimed Property Services, including for clarification utilizing the Identification Data associated with each specific portfolio of the Fund (including each class, series, tier or other subdivision of a portfolio, if any) for reporting purposes if such is determined to be appropriate based on an Unclaimed Property Law.

(iii)

Notwithstanding subsection (ii) above: the Fund is responsible for signing all abandoned property reports and other written instruments appropriate to BNYM’s performance of services under this Section 3(a)(18) as agent of the Fund and BNYM shall not be obligated to sign any such reports or instruments on behalf of the Fund; and to the extent BNYM does sign a report or instrument it is for the purpose of facilitating its performance of services under this Section 3(a)(18) and not a waiver of the Fund’s obligation hereunder.

(iv)

The Fund agrees to execute and deliver to BNYM all documentation or instruments that may be requested by BNYM to evidence the authorization of subsection (ii) above but agrees that the authority of BNYM to act on behalf of and in the name of the Fund as described above and to use the Identification Data shall not be diminished or revoked by the absence of such documentation or instruments, and the Fund irrevocably releases BNYM from any and all Claims against BNYM on the grounds of absence of the authority granted by subsection (ii) above. This Section 3(a)(18)(B) shall survive any termination of the Agreement.

(D)	The Fund agrees, upon the reasonable request of BNYM, to:

(i)

execute and deliver to BNYM in a timely manner any reports, forms, documents and instruments reasonably determined by BNYM to be appropriate in connection with its performance the Unclaimed Property Services;

(ii)	respond in a timely manner to requests from BNYM for information and requests to review information or reports related to the Unclaimed Property Services; and

(iii)	Provide sufficient letterhead paper of the Fund or its electronic letterhead template for use by BNYM in communications related to the Unclaimed Property Services.

(E) The Fund agrees that upon any termination of the Agreement it will cause all property held in bank accounts maintained by BNYM for or on behalf of the Fund, and all property held in Fund shareholder accounts maintained by BNYM on a Fund’s behalf, to be transferred to the Fund or to a successor service provider and BNYM may condition completion of Deconversion Services on the completion of arrangements reasonably satisfactory to BNYM for such transfers.

(14) Cost Basis Reporting. In accordance with IRS Regulations, utilizing relevant information provided to BNYM in the ordinary course of performing the services provided for in the Agreement, report cost basis information to shareholders on an average cost basis by tax year and Shares, except when the Shareholder requests such reporting to occur on another basis permitted by the Written Procedures.

(15) FATCA Services. BNYM shall implement on behalf of the Fund the “FATCA Services,” which is hereby defined to mean processes and procedures reasonably designed for the Fund to comply on a commercially reasonable, material basis, to the extent applicable, with: (i) Chapter 4 of Subtitle A, Sections 1471 through 1474, of the Code (as defined in clause (ii) of the definition of Code in Schedule A) (the foregoing being commonly referred to as the Foreign Account Tax Compliance Act) (“FATCA”), all as in effect as of the Effective Date, and (ii) subject to Sections 9(f) and 19(c) of the Agreement, modifications to FATCA and new Code provisions related to FATCA that become effective after the Effective Date, as agreed to by BNYM, pursuant to said Sections.

(b) Anti-Money Laundering Program Services. BNYM will perform one or more of the services described in subsections (1) through (7) of this Section 3(b) if requested by the Fund and the Fund agrees to pay the fees applicable to the service as set forth in the Fee Agreement (“AML Services”).

(1) Anti-Money Laundering.

(A) BNYM will perform actions reasonably designed to assist the Fund in complying with Section 352 of the USA PATRIOT Act, as amended, as follows: BNYM will: (i) establish and implement written internal policies, procedures and controls reasonably designed to prevent the Fund from being used for money laundering or the financing of terrorist activities and to achieve compliance with applicable provisions of the Bank Secrecy Act (31 U.S.C. 5311, et seq.) (“Bank Secrecy Act”) and implementing regulations thereunder; (ii) provide for independent testing, by an employee who is not responsible for the operation of BNYM’s anti-money laundering (“AML”) program or by an outside party, for compliance with BNYM’s written AML policies and procedures; (iii) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNYM’s AML program; (iv) provide ongoing training for appropriate persons, and (v) implement appropriate risk-based procedures for conducting ongoing shareholder due diligence to include but not be limited to (aa) understanding the nature and purpose of shareholder relationships for the purposes of developing a shareholder risk profile, and (bb) conducting ongoing monitoring to identify and report suspicious transactions and, on a risk basis, to maintain and update shareholder information, including information regarding the beneficial owners of legal entity shareholders.

(B) BNYM will provide to the Fund:

(i)	a copy of BNYM’s written AML policies and procedures, or, alternatively, access to such policies and procedures at a BNYM website;

(ii)	a copy of the report prepared by independent accountants covering the independent accountants’ examination of BNYM’s AML controls and control objectives; and

(iii)	a summary of the training provided pursuant to clause (iv) of subsection (A) above.

(C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof

(2) Foreign Account Due Diligence.

(A) To assist the Fund in complying with requirements regarding a due diligence program for “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act, as amended (“FFI Regulations”), BNYM will do the following:

(i)

Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 1010.605(f))(“Foreign Financial Institution”);

(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

(iii)

Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 1010.610), and assign a risk category to each such Foreign Financial Institution account;

(iv)

Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 1010.610(b);

(vii)	Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

(viii)	Report to the Fund about measures taken under (i)-(vii) above.

(B) Nothing in Section 3(b)(2) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

(C) Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof

(3) Customer Identification Program.

(A) To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act (“CIP Regulations”), BNYM will do the following:

(i)

Implement procedures which require that prior to establishing a new account in the Fund BNYM obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for the “Customer” (defined for purposes of this Agreement as provided in 31 CFR 1024.100(c)) associated with the new account.

(ii)

Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for which BNYM may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 1024.220), and may include procedures under which BNYM personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(iii)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 1024.220(a)(3).

(iv)	Regularly report to the Fund about measures taken under (i)-(iii) above.

(v)

If BNYM provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, BNYM will work with the Fund to notify prospective Customers, consistent with 31 CFR 1024.220(a)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

(B) To assist the Fund in complying with the Customer Due Diligence Requirements for Financial Institutions promulgated by FinCEN (31 CFR § 1020.230) pursuant to the Bank Secrecy Act (“CDD Rule”), BNYM will maintain and implement written procedures that are reasonably designed to:

(i)

Obtain information of a nature and in a manner permitted or required by the CCD Rule in order to identify each natural person who is a “beneficial owner” (as that term is defined in the CDD Rule) of a legal entity at the time that such legal entity seeks to open an account as a shareholder of the Fund, unless that legal entity is excluded from the CDD Rule or an exemption provided for in the CDD Rule applies; and

(ii)	Verify the identity of each beneficial owner so identified according to risk based procedures to the extent reasonable and practicable, in accordance with the minimum requirements of the CDD Rule.

(C) Nothing in Section 3(b)(3) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the CIP Regulations or CDD Rule, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries.

(4) FinCEN Requests Under USA PATRIOT Act Section 314(a). BNYM will provide the services set forth in this Section 3(b)(4) with respect to FinCEN Section 314(a) information requests (“Information Requests”) received by the Fund. Upon receipt by BNYM of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNYM will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNYM for quality assurance purposes (“Comparison Results”), will be made available to the Fund in a timely manner. In addition, a potential match will be analyzed by BNYM in conjunction with other relevant activity contained in records for the particular relevant account, and if, after such analysis, BNYM determines that further investigation is warranted because the activity might constitute “suspicious activity”, as that term is used for purposes of the USA PATRIOT Act, then BNYM will deliver a suspicious activity referral to the Fund on a timely basis. BNYM shall have no responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results or a referral. Such responsibility, as between the Fund and BNYM, shall remain with the Fund exclusively. “314(a) Procedures” means the procedures adopted from time to time by BNYM governing the delivery and processing of Information Requests transmitted by BNYM’s clients to BNYM, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYM.

(5) U.S. Government List Matching Services.

(A) BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement (“Fund List Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:

(i)

data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund (“OFAC Lists”);

(ii)	data promulgated in connection with the published Financial Action Task Force lists (“FATF Lists”);

(iii)

data promulgated in connection with determinations by the Director (the “Director”) of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and

(iv)

data promulgated in connection with any other lists, programs or determinations (A) which BNYM determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNYM and the Fund agree in writing to add to the service described in this Section 3(b)(5).

(B) In the event that following a comparison of Fund List Data to a U.S. Government List as described in subsection (A) BNYM determines that any Fund List Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)

if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)

if a match to the FATF Lists or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C) “Appropriate List Matching Data” means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYM in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(D) BNYM may fulfill its obligations under this Section 3(b)(5) by utilizing commercially available lists that contain the data promulgated as the U.S. Government Lists, whether such lists consist of data exclusive to one U.S. Government List or of data representing a combination of several watch lists, including several U.S. Government Lists.

(6) Legal Process SAR Referral. Upon the conclusion of the legal process service described in Section 3(a)(14), BNYM will review the Legal Process Item and other pertinent account records to determine whether such information reasonably indicates “suspicious activity” has occurred, and if it determines suspicious activity has occurred deliver a suspicious activity referral to the Fund on a timely basis.

(7) Suspicious Activity Monitoring. BNYM will maintain and implement procedures reasonably designed to assist the Fund in complying with rules promulgated by FinCEN under the Bank Secrecy Act (31. C.F.R § 1024.320) with respect to the monitoring for suspicious activity that may occur in connection with the Fund and its shareholders during BNYM’s performance of transaction processing and recordkeeping services hereunder and if in the course of such monitoring it determines that any of such activities could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then BNYM will deliver a suspicious activity referral to the Fund on a timely basis.

(8) BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund’s cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services. BNYM will notify the Fund in the event BNYM receives notice from any such authority of such an examination of the Fund’s records, unless such notice is prohibited by law, regulation or court or regulatory order.

(9) For purposes of clarification: All Written Procedures relating to the services performed by BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(10) Notwithstanding any other term of this Section 3(b), application of specific AML Services to particular applying persons, accounts and account owners shall occur in accordance with BNYM’s Written Procedures. Without limiting the generality of the foregoing, BNYM will have no obligation to provide AML Services with respect to shareholder accounts opened by financial intermediaries on behalf of their customers, or with respect to the owners of such accounts, whether opened through public or private electronic communication channels with BNYM, Internet portals or applications hosted by BNYM or otherwise, unless expressly provided for in the Written Procedures.

(11) The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time (“Fund AML Laws”), for complying with the Fund AML Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund AML Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNYM makes no representations with respect to such matters. Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the Fund. The services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund AML Laws and the description of services contained in Section 3(b) shall be deemed revised accordingly without written amendment pursuant to Section 16(a). BNYM shall provide to the Fund for its review notice of the nature or content of any such changes that BNYM reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 3(b)(11).

(12) In the event the Fund becomes subject to new or modified AML Laws and BNYM does not revise its AML Services in a manner that the Fund determines is sufficient for the Fund to comply with the new or modified AML Law and as a consequence the Fund requests that BNYM implement and develop a new or modified AML Service, BNYM agrees to consult with the Fund in good faith to determine whether BNYM will develop and implement a new or modified AML Service, and if so, the time frame and scope of such new or modified AML Service, all pursuant to Section 19(c).

(c) Red Flags Services.

(1) The provisions of this Section 3(c) (the “Red Flags Section”) shall apply in the event the Fund elects to receive the “Red Flags Services”, which are hereby defined to mean the following services:

(i)

BNYM will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”. Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

(A) “Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B) “Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.

(C) “Registered Owner” means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as registrar of the Fund (the “Fund Registry”).

(D) “Covered Person” means the owner of record of a Covered Account on the Fund Registry.

(E) “Direct Account” means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM.

(F) “Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNYM.

(G) “Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii)

BNYM will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv)

BNYM will (A) annually engage an independent auditing firm or other similar firm of independent examiners to conduct an examination of BNYM management’s assertion pertaining to the Controls and issue a report on the results of the examination (the “Examination Report”), and (B) furnish a copy of the Examination Report to the Fund; and

(v)

Upon the Fund’s reasonable request on not more than a quarterly basis, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM’s continuing compliance with the Controls after the date of the most recent Examination Report.

(2) The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 615(e) of the Fair Credit Reporting Act of 1970, as amended, and regulations promulgated thereunder by the SEC or other applicable federal agency (the “Red Flags Requirements”), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. The Controls and the Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time. BNYM shall provide to the Fund for its review notice of the nature or content of any such change that it reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 3(c)(2).

(d) Access To And Use Of The BNYM System. The terms of Schedule B to this Agreement shall apply to the Fund’s access to and use of any component of the BNYM System (as defined in Schedule B). BNYM shall provide the Fund with access to and use of those components of the BNYM System for which the Fund pays a fee in accordance with the Fee Agreement or with respect to which the Fee Agreement indicates the fee is included in the Account Fees (as such term is used in the Fee Agreement).

4. Confidentiality.

(a) Each party shall implement procedures reasonably designed to keep the Confidential Information (as defined immediately below) of the other party in confidence and to allow use and disclosure of and access to Confidential Information solely in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b) Subject to the exceptions, qualifications and other terms of subsections (c) and (d) below, “Confidential Information” means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or BNYM a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols; and (E) anything designated as confidential, and (iii) to any extent not included within clause (i) or clause (ii) above, with respect to BNYM, the Proprietary Items (as defined in Schedule B), any information within the BNYM System accessed by the Fund that is not Company Data (as defined in Schedule B) or any information provided by BNYM from within the BNYM System that is not Company Data.

(c) Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already known to the receiving party at the time it is obtained;

(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;

(iv)	is released by the protected party to a third party without restriction; or

(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d) Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i)	in connection with activities contemplated by this Agreement;

(ii)

as required by law or regulation or pursuant to a court order, subpoena, order or request of a governmental or regulatory or self-regulatory authority or agency, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement or request, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(iii)

in connection with inquiries, examinations, audits or other reviews by a governmental, regulatory or self-regulatory authority or agency, audits by independent auditors or accountants or requests for advice or opinions from counsel; or

(iv)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

(e) Subject to the exceptions in (d), each party agrees not to publicly disseminate, broadcast or release Confidential Information of the other party or mutual Confidential Information even if such action otherwise could be construed to be permitted by other provisions of this Section 4.

(f) The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5. Privacy.

(a) Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall implement procedures reasonably designed to limit disclosure of Personal Information obtained under this Agreement to disclosures appropriate to carrying out the activities contemplated by this Agreement or as otherwise agreed in writing or permitted by law or regulation. BNYM will comply with provisions of the Gramm-Leach Bliley Act of 1999 (“GLB Act”) with respect to Personal Information. Unless expressly defined otherwise in this Agreement, “Personal Information” means the non-public personal information, as that term is defined in the GLB Act, of shareholders and former shareholders of the Fund. BNYM also agrees to implement procedures reasonably designed to protect “personal information” as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth (“Massachusetts Privacy Regulation”), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations.

(b) BNYM and any subsidiary or affiliate engaged to perform the duties assigned to BNYM by this Agreement, will implement and maintain a written information security program consistent with the requirements set forth in Schedule E. BNYM shall exercise oversight of each such subsidiary or affiliate to ensure ongoing compliance with the objectives of this section.

6. Cooperation with Accountants. BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM’s performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7. Ownership Rights. Ownership rights with respect to property utilized in connection with the parties’ use of the BNYM System shall be governed by applicable provisions of Schedule B.

8. [Reserved].

9. Compensation; Service Accounts, Fund Custodian Matters.

(a) As compensation for services rendered by BNYM during the term of this Agreement, the Fund will pay to BNYM such fees and charges (the “Fees”) as may be agreed to from time to time and set forth in writing by the Fund and BNYM (the “Fee Agreement”). In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYM in the performance of its duties hereunder (“Reimbursable Expenses”).

(b) BNYM may establish demand deposit accounts or other accounts in its own name for the benefit of the Fund at third party financial institutions (“Third Party Institution”), including without limitation Third Party Institutions that may be an affiliate of BNYM (“Affiliated Third Party Institutions”) or a client of BNYM, for the purpose of administering funds received by BNYM in the course of performing its services hereunder (“Service Accounts”). BNYM may establish Service Accounts primarily or exclusively with Affiliated Third Party Institutions and retain funds primarily or exclusively in the Service Accounts at Affiliated Third Party Institutions. BNYM and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts due to the availability of the funds for use by the Affiliated Third Party Institutions in their business operations and BNYM takes that possibility of deriving benefit from such funds into consideration when determining the Fees and other terms set forth in the Fee Agreement. As of the Effective Date, BNYM does not receive any balance credits, interest income, dividend income or other money or money-equivalent benefits (“Monetary Benefits”) with respect to Service Accounts but reserves the right to retain any Monetary Benefits related to Service Accounts that may accrue to it or be paid to it in the future as well as the right to transfer amounts between Service Accounts for cash administration purposes.

(c) In connection with BNYM’s performance of transfer agency services, the Fund acknowledges and agrees that:

(i)	BNYM is not obligated to transfer any funds representing Overdraft Amounts and may in its sole discretion decline without liability hereunder to transfer funds representing Overdraft Amounts;

(ii)

The Fund is at all times obligated to pay to BNYM an amount of money equal to the Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid, together with such accrued interest as may be charged by BNY Mellon Bank in accordance with the Custody Agreement (as defined in Schedule C), by the Fund immediately upon demand by BNYM, except that to the extent the Fund repays outstanding Overdraft Amounts and any accrued interest to BNY Mellon Bank pursuant to the ninth paragraph of Schedule C, the Fund’s obligation to repay that amount to BNYM pursuant to this Section 9(c)(iv) shall be deemed satisfied; and

(iii)

Simultaneously with the execution of this Agreement the Fund will execute the letter agreement attached hereto as Schedule C with BNY Mellon Bank as an Affiliated Third Party Institution in which one or more Service Accounts will be established and as the Fund Custodian.

(d) The undersigned hereby represents and warrants to BNYM that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNYM or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up-front payments, signing payments or periodic payments made or to be made by BNYM to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board and that, if required by applicable law, such Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(e) No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM’s right to receive payment of its fees and charges for services actually performed hereunder, and the Fund’s obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(f) Provisions of this Agreement providing for BNYM to receive commercially reasonable compensation or fees and reimbursement of expenses from the Fund for services or a course of conduct it might perform supplemental to the services expressly provided for herein or in circumstances outside the ordinary course of business shall not be diminished to any degree solely due to such compensation, fees and reimbursable expenses not being expressly provided for in the Fee Agreement.

(g) In the event the Fund or any class, tier or other subdivision of the Fund is liquidated, ceases operations, dissolves or otherwise winds down operations (“Dissolution Event”) or effects a final distribution to shareholders (a “Final Distribution”), the Fund shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM in connection with the Dissolution Event or Final Distribution, whether provided pursuant to a specific request of the Fund or provided by BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for Fund (“Final Expenses”). The Fund shall (i) as promptly as practicable notify BNYM in reasonable detail of actions taken by its Board with respect to any Dissolution Event or Final Distribution or any significant aspect of a Dissolution Event or Final Distribution, and furnish BNYM with copies of materials filed with the SEC or other applicable regulatory authority or distributed to shareholders with respect to a Dissolution Event or Final Distribution, (ii) calculate, set aside, reserve and withhold from the Final Distribution or from any distribution subsequent to Board approval of the Dissolution Event or Final Distribution all amounts necessary to pay the Final Expenses and shall notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or make other accommodations to ensure timely payment of Final Expenses as they come due.

10. Instructions.

(a) BNYM will engage in conduct when so directed by a Written Instruction or an Implementing Communication if the Written Instruction or an Implementing Communication, as appropriate, complies with applicable requirements set forth in this Section 10.

(i)

Written Instructions. Notwithstanding any other provision of this Agreement: (A) unless the terms of this Agreement, Written Procedures or other written agreement between the Fund and BNYM expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, whether the course of conduct is proposed by or otherwise originates with BNYM or is directed by the Fund in a Fund Communication, require the Fund to provide it with Written Instructions with respect to the particular conduct, and (B) BNYM may also require Written Instructions with respect to conduct specified in a Fund Communication if it reasonably determines that the Agreement, Written Procedures or other written agreement between the Fund and BNYM provides for the Fund to furnish a Written Instruction in connection with the specified conduct.

(ii)

Implementing Communications. “Implementing Communication” means Fund Communications that are not a Written Instruction and that BNYM has determined in accordance with clause (i) above are not required in whole or in part to be the subject of a Written Instruction.

(b) Subject to the right of BNYM to require in accordance with Section 10(a)(i) that conduct directed by a Fund Communication be provided in a Written Instruction, BNYM reserves the right to decline to act in accordance with a Fund Communication:

(i)	for a Bona Fide Reason; or

(ii)

if the Fund Communication (or contents thereof) does not constitute in all material respects, in the sole judgment of BNYM exercised reasonably, a “Standard Instruction”, which is hereby defined to mean:

(A) an instruction received by BNYM directing a course of conduct substantially similar in all material respects to a course of conduct provided for in a Written Procedure, or

(B) if a Written Procedure provides for a particular form of instruction to be used in connection with a matter (a “Standard Form”), an instruction received by BNYM (I) on the specified Standard Form which responds appropriately to all requirements of the specified Standard Form, or (II) in a format other than the specified Standard Form but conforming in all material respects to, and responding appropriately to all requirements of, the specified Standard Form in BNYM’s sole judgment exercised reasonably.

(i)	[Reserved.]

(c) (1) The Fund shall implement commercially reasonable measures to ensure that Fund Communications delivered to BNYM are authorized, accurate and complete. BNYM is not obligated to act, and may refrain from acting, on any “Ineligible Communication”, which is hereby defined to mean a Fund Communication that BNYM in good faith determines:

(i)	to be vague, ambiguous or incomplete;

(ii)	to contain an error that is not reasonably reconcilable;

(iii)	to have been received too late to be acted upon;

(iv)	to be incapable of being implemented due to a failure to meet applicable specifications or system requirements;

(v)	to be in conflict with a previous or contemporaneous Fund Communication; or

(vi)	to be incapable of being executed in accordance with all applicable performance standards or due to any other defect.

(2) BNYM will as promptly as reasonable in consideration of the subject matter of the Fund Communication notify the Fund in a timely manner of its determination that a Fund Communication is an Ineligible Communication; provided, however, BNYM shall have no duty to inspect for or discover an Ineligible Communication. BNYM may act in reliance on Fund Communications as received by it and shall have no duty to inquire into any matter regarding the Fund Communication, including without limitation the validity, authority, truthfulness, accuracy or genuineness of the Fund Communication, or to verify the identity of an individual giving the Fund Communication; provided, however, BNYM shall be obligated to verify that the name of any person executing a Written Instruction is listed as an Authorized Person. BNYM may assume and rely on the assumption that any Fund Communication is not in any way inconsistent with the provisions of the Fund’s prospectus or organizational documents, this Agreement or any vote, resolution or proceeding of the Fund’s Board or shareholders. BNYM may also rely on and is authorized by the Fund to act in reliance on communications from shareholders of the Fund and from persons reasonably believed to be representatives of shareholders of the Fund with respect to all matters reasonably related to the services provided for herein other than those BNYM determine to be not in good order or which it reasonably rejects on other grounds (“Shareholder Communications”, and together with Fund Communications (excluding Fund Communications identified to the Fund as Ineligible Communications), “Service Communications”). BNYM shall notify the Fund of any such rejections in accordance with Written Procedures.

(d) Absent Liable Conduct on the part of BNYM, BNYM shall not be liable to the Fund for any Loss of the Fund, and the Fund shall indemnify and defend BNYM in accordance with Section 12 against all Loss, directly or indirectly arising from or incurred due to or in connection with:

(i)	BNYM’s reasonable good faith interpretation of a Service Communication;

(ii)	BNYM’s reasonable reliance on, or conduct it reasonably engages in pursuant to, a Service Communication;

(iii)	a delay in BNYM’s implementing a course of conduct contained in an Ineligible Communication;

(iv)	BNYM’s failure to engage in conduct requested by a Service Communication with respect to which it has no duty to act;

(v)	any error, omission, inaccuracy, inconsistency, misrepresentation, fraud, forgery or other defect connected to a Service Communication;

(vi)	any failure to receive an item intended to be a Service Communication or the delay of its actual receipt or its receipt in a form, configuration or with contents other than as transmitted;

(vii)	any interception of or unauthorized access to or use of a Service Communication or item intended to be a Service Communication prior to receipt by BNYM; or

(viii)	the invalidity or lack of truthfulness, accuracy, authority or genuineness of a Service Communication.

(e) In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYM may include in the writing constituting a Standard Instruction, or in a Standard Form, appropriate operational, procedural and functional terms and provisions, provisions appropriate to its agency role, and provisions appropriate in light of or imposed by applicable law or regulations, rules of the DTCC or similar service providers or governmental, regulatory or self-regulatory authority, or Industry Standards. In addition, in the absence of provisions in this Agreement that in the sole judgment of BNYM exercised reasonably provide sufficient authority, indemnification, limitations on liability or confidentiality and privacy protections, BNYM may require third parties purportedly authorized to act on behalf of or for the benefit of the Fund in connection activities contemplated by this Agreement, or the Fund, to execute a document containing such terms and conditions as BNYM may reasonably require prior to engaging in any course of conduct with such third parties.

(f) If BNYM receives Fund Communications that appear on their face to have been transmitted by an authorized agent of the Fund via (i) facsimile, email, or other electronic method that is not secure, or (ii) secure electronic transmission containing applicable authorization codes, passwords or authentication keys, the Fund acknowledges that recipients of such Fund Communications cannot determine the identity of the actual sender and that BNYM may conclusively presume that such Fund Communications have been property authorized.

(g) While reserving its right under this Section 10 to decline to act in accordance with instructions not constituting Written Instructions, BNYM may agree to act in accordance with Oral Instructions on a particular matter, and, with respect to each acceptance of Oral Instructions, the Fund agrees that it will deliver to BNYM, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral Instructions were given, Written Instructions which confirm the course of conduct contained in the Oral Instructions. Under all circumstances and for all purposes of the Agreement: BNYM’s written memorialization of the Oral Instructions shall constitute the Written Instructions applicable to the particular matter; and the validity and authorization of such Written Instructions and of the conduct undertaken by BNYM and BNYM’s right to rely on such Written Instructions shall not be abridged, abrogated or adversely impacted in any manner or under any circumstances.

(h) In the event facts, circumstances, or conditions exist or events occur, including without limitation situations contemplated by Section 10(d), and BNYM reasonably determines that it must take a course of conduct in response to such situation (including a course of action that constitutes taking no action) and must receive an Instruction from the Fund to direct its conduct, and BNYM so notifies two Authorized Persons of the Fund, and the Fund fails to furnish

Instructions (“Response Failure”), BNYM will in good faith seek to determine the appropriate course of conduct in response to the circumstances and will have all rights with respect the conduct taken in good faith in such circumstances (including a course of action that constitutes taking no action) that it would have if the conduct were specified in Written Instructions.

(i) Any form furnished by the Fund to third parties for use in connection with the activities or services of BNYM contemplated by this Agreement that does not constitute a Standard Form or a form that is substantially equivalent in all material respects to a Standard Form (“Non-Standard Form”) shall constitute a non-standard instruction subject to all terms of this Section 10 applicable to non-standard instructions. BNYM may without liability hereunder decline to accept or act upon a Non-Standard Form and the Fund indemnifies and releases BNYM for and from all Loss incurred in connection with reasonable conduct BNYM engages in in connection with the Non-Standard Form, including accepting or declining to accept or acting or declining to act upon a Non-Standard Form.

11. Terms Relating to Liability.

(a) BNYM’s sole and exclusive monetary liability to the Fund (and all persons or entities claiming through or for the Fund) under this Agreement shall be for the direct money damages (i) that result from BNYM’s breaches of the Agreement that constitute the intentional misconduct, reckless disregard, fraud or negligence in the performance of an obligation under this Agreement (“Liable Conduct”), and (ii) that are not excluded by another provision of this Agreement.

(b) BNYM’s maximum aggregate cumulative liability to the Fund and all persons or entities claiming through the Fund, considered as a whole, for all loss, cost, expense, damages and liabilities under this Agreement, the recovery of which is not excluded by another provision of this Agreement, shall not exceed (i) the Fees actually paid to BNYM by the Fund for services provided hereunder during the twelve (12) calendar months immediately preceding the last Loss Date; or (ii) if the last Loss Date occurs prior to the completion of twelve (12) full calendar months following the Services Effective Date, the greater of (A) all Fees paid with respect services rendered during the full calendar months that have elapsed subsequent to the Services Effective Date (“Elapsed Months”), or (B) the average monthly amount of Fees paid during the Elapsed Months multiplied by 12; provided, however, that such limitation of liability shall not be applicable to any act of BNY Mellon or any BNY Mellon Affiliate involving intentional misconduct, reckless disregard or fraud in the performance of this Agreement.

(c) Notwithstanding any other provision, and for all purposes, of this Agreement:

Neither party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: extraordinary forces of nature and natural disasters, such as floods, hurricanes, severe storms (storms with one or more severely destructive forces comparable to hurricane but not meeting technical hurricane criteria), tornados, earthquakes and wildfires; national or local states of emergencies; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; job action by organized labor; building or area evacuations ordered by lawful authority; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; denial of service attacks; non-performance by third parties (other than subcontractors of BNYM for causes other than those described herein); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an “Event Beyond Reasonable Control”). Upon the occurrence of an Event Beyond Reasonable Control, the affected Party shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted, including invoking disaster recovery or business continuity plans when applicable.

(d) BNYM shall not be liable for any Loss arising out of any action, omission or conduct of any prior service provider of the Fund or for any failure to discover any action, omission or conduct of any prior service provider of the Fund that caused or could cause Loss.

(e) Notwithstanding any other provision of this Agreement, except to the extent a provision may expressly provide for indemnification of all Loss, in which case indemnification for all Loss shall be permitted, in no event shall a party to this Agreement or any of their directors, officers, employees, agents or subcontractors be liable under the Agreement under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other losses which are not direct damages regardless of whether such losses or damages were or should have been foreseeable and regardless of whether any entity or person has been advised of the possibility of such losses or damages, all and each of which such loss is hereby excluded by agreement of the parties.

(f) [Reserved.]Each party shall have a duty to mitigate damages for which the other party may become responsible. BNYM shall be permitted to pursue recovery of amounts paid by BNYM to persons not entitled to such amounts or payments, including through all available legal remedies, and the Fund agrees to cooperate with BNYM (at BNYM’s expense and request).

(h) With respect to securities data, files, reports, information and research furnished to BNYM by third parties (not delegated duties, subcontracted or otherwise engaged by BNYM to perform the services hereunder on its behalf) and included in the BNYM System (“Securities Data”), the Fund acknowledges that BNYM makes no warranty concerning the Securities Data and BNYM disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and BNYM shall not be liable for Loss caused by Errant Securities Data (as defined below); provided, however, with respect to transaction activity communicated to BNYM by the DTCC, BNYM will maintain commercially reasonable processes and procedures to detect and attempt to resolve rejected transactions. “Errant Securities Data” means Securities Data not being provided to BNYM with the content and at the time which is standard for the industry or which is required for or used in the performance of any service provided for in the Agreement.

(i) If BNYM becomes aware of a matter that involves a signature guarantee, signature validation, or any other guarantee or certification regarding a signature, document or instrument, a fraudulent signature, document or instrument, a document or instrument that is alleged to be fraudulently procured, tendered or negotiated, any other matter involving a payment instrument, a payment or funds transfer system, or a payment clearance system, and any other matter that may give rise to a claim for recovery under applicable law or regulation or the rules of an industry utility (such as the NSCC or NACHA), BNYM will take commercially reasonable measures to investigate the facts of the matter and upon the conclusion of the investigation provide to the Fund with access to all materials and information gathered during the investigation not subject to a confidentiality obligation to third parties and thereafter, as between the Fund and BNYM, any further action on behalf of the Fund or a shareholder in connection with the matter investigated shall be the sole and exclusive responsibility of the Fund. BNYM shall cooperate reasonably to provide information in its possession at the time in any ongoing investigation conducted by the Fund into such matters.

(j) BNYM shall be entitled to rely on, and engage in conduct based upon, its reasonable interpretation of “Legal Authority” (which is hereby defined to mean all laws and all regulations, rules, legal process and other acts and communications of an official nature of governmental, quasi-governmental bodies, regulatory and self-regulatory bodies) and the analysis and advice of legal counsel, including such reliance and conduct in circumstances when available Legal Authority is in conflict or does not provide unambiguous precedent or guidance. BNYM may rely and act in accordance with the analysis and advice of legal counsel that is reasoned notwithstanding the existence or availability of a differing legal analysis or advice or of different interpretations. For the avoidance of doubt, such conduct is included within the conduct described in clause (b) of Section 12 and the rights described in Section 12 apply in the event the Fund requests that BNYM engage in conduct other than in accordance with BNYM’s reasonable interpretation of Legal Authority or reasoned legal analysis or legal advice and BNYM engages in such conduct.

(k) In connection with any dispute or action between the parties to this Agreement , unless recovery of legal fees or expenses is expressly provided for by a particular provision: no party to this Agreement shall be liable to any other party to this Agreement for any costs or expenses of any nature related to legal counsel, legal representation or legal action, including without limitation costs and expenses associated with litigation, threatened litigation and dispute resolution, court costs and costs of arbitration, discovery, experts, settlement and investigation that arise in connection with any claim, indemnification right, action or demand made or sought under this Agreement; each party shall bear its own such costs and expenses.

(l) (1) Any Loss incurred by any party to the Agreement or its Affiliates or any other party, including a current or former Fund shareholder, as a result of fraud by a Shareholder or other person, including without limitation Loss incurred in connection with any one or more of the events or circumstances described immediately below (“Fraud Loss”), shall, as between BNYM and the Fund, be the responsibility and liability of the Fund, if in connection with all related purchase and/or repurchase transactions BNYM complied in all material respects with the Written Procedures applicable to such transactions (“Applicable Procedures”):

(i)

The acceptance, processing, negotiation or crediting to an account of a payment for the purchase of Shares (whether a check, permissible cash equivalent, ACH transfer, wire transfer or other permissible payment instrument or method) that is (A) subsequently determined or claimed to be fraudulent, unauthorized or otherwise invalid, (B) an electronic funds transfer that is returned, reversed, reclaimed or otherwise withdrawn, or (C) an instrument that is dishonored, rejected or returned after the Fund’s hold period on new purchases expires;

(ii)

Multiple deposit, negotiation or other taking possession of the proceeds of a distribution, such as (A) the remote deposit of a check through a “smart phone” or other mobile check-depositing application combined with the cashing of the same check at a check cashing agency, or (B) a shareholder reporting a distribution check as lost, stolen or missing combined with a request for a replacement payment by electronic funds transfer followed by the cashing at a check cashing agency of the check reported lost, stolen or missing; or

(iii)

The receipt in good order and the processing of instructions, whether oral, written, electronic, sent via Internet, automated voice or by other permissible means, regarding the repurchase of shares in an account and the distribution of the proceeds of that repurchase or any other financial or maintenance transaction, including without limitation changing the bank account of record, that are subsequently claimed to have been given by someone not authorized to issue instructions for that account (including, for avoidance of doubt, instructions given by persons misrepresenting themselves as an account owner or other authorized person who accurately presents required security data elements or otherwise satisfies or complies with security and identity verification protocols);

(2) To the extent BNYM does not follow the Applicable Procedures in all material respects BNYM shall be liable for that portion of the Fraud Loss not otherwise excluded by this Agreement directly arising from such conduct. In the event Fraud Loss is incurred by BNYM or its Affiliates and not excludable pursuant to the immediately preceding sentence, the Fund agrees to reimburse BNYM within a reasonable period following its receipt of a request from BNYM and reasonable evidence of the Fraud Loss.

(m) This Section 11 shall survive termination of this Agreement.

12. Indemnification.

(a) BNYM shall be obligated to exercise in the performance of its duties hereunder reasonable care, prudence and diligence, to act in good faith and to use commercially reasonable efforts in performing services provided for under this Agreement, and shall not be liable for any damages arising out of its performance of or failure to perform its duties under this Agreement except as provided in Section 11 of this Agreement.

(b) The Fund agrees to indemnify, defend and hold harmless BNYM and its affiliates, and the respective directors, trustees, officers, agents and employees of each, from all Loss arising directly or indirectly from: (i) third party Claims based on conduct of the Fund or a Fund agent, contractor, subcontractor or prior or current service provider; (ii) BNYM’s response to legal process from third parties compelling testimony or evidence production in connection with a Claim asserted against the Fund or its agents but not BNYM, (iii) conduct of BNYM as agent of the Fund not involving Liable Conduct in the execution of the conduct, including without limitation conduct taken by BNY pursuant to Fund Communications, Written Procedures, Legal Authority, Section 10(h) (Response Failure), or Non-Standard Forms, and (iv) a Fund Error or Errant Securities Data. BNYM shall notify the Fund as promptly as practicable of all material facts of which it becomes aware regarding events or circumstances with respect to which BNYM could seek indemnification under this Agreement. BNYM shall use reasonable efforts to consult with the Fund and its legal counsel prior to settling or making any compromise in any case in which the Fund will or has been asked to provide indemnification. No failure to so notify and no late notification shall disqualify BNYM from indemnification hereunder except to the extent the Fund is materially adversely affected by the failure to notify or delay in notification. BNYM shall use reasonable efforts to consult with the Fund and its legal counsel prior to settling or making any compromise in any case in which the Fund will be or has been asked to provide indemnification. This Section 12 shall survive termination of this Agreement.

13. Duration and Termination.

(a) This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the third (3rd) anniversary of the Service Effective Date (the “Initial Term”).

(b) (1) This Agreement shall automatically renew on the final day of the Initial Term and the final day of each Renewal Term for an additional term which will continue until the third (3rd) anniversary of such renewal date (each such additional term being a “Renewal Term”), unless the Fund or BNYM gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate on the last day of the Initial Term or Renewal Term, as applicable, or, if later and applicable, the later of the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed.

(2) In connection with a termination occurring pursuant to a valid termination notice provided for in Section 13(c) or 13(d) or a Non-Renewal Notice, if Deconversion Services are requested by the Fund BNYM shall make commercially reasonable efforts to perform the requested Deconversion Services as of the dates reasonably requested by the Fund, subject to BNYM’s existing work and project schedules and the availability of personnel with requisite expertise.

(c) If a party (BNYM or any Fund) materially breaches this Agreement (a “Defaulting Party”) the other party (on one hand, BNYM; on the other hand, the Fund) (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party (BNYM or the Fund) (“Breach Notice”), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party (“Breach Termination Notice”), in which case this Agreement shall terminate on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current Renewal Term, as appropriate), or, if later and applicable, the later of the day substantially all

Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

(d) (1) Notwithstanding any other provision of this Agreement, if prior to the expiration of, as appropriate, the Initial Term, due to a Change of Control or any other reason, the Fund gives notice to BNYM terminating this Agreement, other than pursuant to Section 13(c), or terminating BNYM as the provider of any service, or the Fund by its action or inaction causes a Constructive Termination to occur (individually and collectively, “Early Terminations”), the following terms shall apply:

(i)

Before the earlier to occur of the effective date of the Early Termination or the commencement date of any significant activities related to the conversion or transfer of Fund records and accounts to a successor service provider, the Fund shall pay to BNYM an amount equal to all minimum fees and other charges and amounts that would be due under the Fee Agreement (excluding Reimbursable Expenses if not to be incurred) from such payment date through the expiration of, as appropriate, the Initial Term as if services had been performed by BNYM and accepted by the Fund during such period in accordance with the Agreement (“Early Termination Fee”). The Early Termination Fee shall be calculated using the average of the monthly fees and other charges and amounts due to BNYM under this Agreement during the last three calendar months immediately preceding the date of the notice of Early Termination (or, if not given, the date services are terminated hereunder) extrapolated over the remaining term of the Agreement at such date.

(ii)

The Fund expressly acknowledges and agrees that the Early Termination Fee is not a penalty but is reasonable compensation to BNYM for a termination of the Agreement before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term and prior to receipt by BNYM of the compensation upon which the fees and other terms of this Agreement were based.

(iii)

For purposes of this Section 13(d), “Change in Control” means a merger, consolidation, adoption, acquisition, change in control, re-structuring, or re-organization of or any other similar occurrence involving the Fund or any affiliate of the Fund.

(iv)

If the Fund gives notice of Early Termination (or an Early Termination without such notice occurs due to a Constructive Termination) after expiration of the notice period specified in Section 13(b), the references above to “expiration of, as appropriate, the Initial Term or the then-current Renewal Term” shall be deemed to mean “expiration of the Renewal Term immediately following, as appropriate, the Initial Term or the then-current Renewal Term.”

(v)

In the event of an Early Termination, this Agreement will terminate with respect to the Fund on the last to occur of the date contained in a notice of termination, the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed.

(2) In the event Section 13(d)(1) becomes applicable due to a termination of this Agreement by the Fund, or in the event Section 13(d)(1) becomes applicable due to a termination of Services and less than all Services are terminated with respect to the Fund, or in the event Section 13(d)(2) becomes applicable due to Removed Accounts, then, in addition to the payments required by such circumstances, at BNYM’s option, either (i) the Fund will be deemed to have caused an Early Termination of this Agreement resulting in the Fund owing BNYM the Early Termination Fee specified in Section 13(d)(1)(ii) on a date specified by BNYM and provided to the Fund in a notice of termination delivered to the Fund at least 90 days in advance of such selected date, or (ii) this Agreement will remain in full force and effect with respect to the Fund and services not terminated and all non-Removed Accounts. In the event BNYM delivers the notice described in clause (i), this Agreement will terminate on the last to occur of the payment date specified in such notice, the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed.

(e) (1) In connection with any termination of this Agreement or services by the Fund, the Fund shall also pay to BNYM the amounts described in clauses (A) and (B) below not later than the “Payment Date”, which is hereby defined to mean (i) the date of termination of the Agreement or service (whether such date is determined by the sending of a Non-Renewal Notice, by designation of a date in a notice of termination or due to the occurrence of a Constructive Termination), or, (ii) if either of the following, or both, should occur before such termination date, the date that either of the following first occurs: (aa) the date of cessation of a substantial portion of the services provided for in Section 3 of the Agreement, or (bb) the date that performance of significant Deconversion Services is scheduled to commence:

(A) any Fees and Reimbursable Expenses that may be owed by the Fund pursuant to Section 9(a) for services performed by BNYM pursuant to the Agreement through and including the Payment Date (whether already invoiced, pending invoice or estimated in good faith);

(B) the amount estimated in good faith by BNYM (“Good Faith Estimate”) for:

(I)

any services to be provided by BNYM following the Payment Date that may relate to a cessation of operations or the winding up of the affairs of the Fund or a termination of the Agreement, including by way of example and not limitation, answering general shareholder inquiries, furnishing historical shareholder account information to authorized parties, providing tax services with respect to transactions occurring before the termination such as the filing of final tax forms, maintaining a Service Account for checks not yet cleared, and compliance with record retention requirements (“Trailing Services”), at the fees set forth in the Fee Agreement or, if applicable fees are not provided for therein, at commercially reasonable rates, and

(II)	the reasonable out-of-pocket expenses expected to be incurred in performing the Trailing Services (“Reimbursable Trailing Expenses”); and

(III)

if BNYM is requested to perform any Deconversion Services (as defined below): (I) fees and charges of BNYM for such Deconversion Services at the rates set forth in the Fee Agreement or, if applicable fees are not provided for therein, fees at commercially reasonable rates, and (II) amounts to reimburse BNYM for any reasonable out-of-pocket expenses reasonably expected to be incurred in performing the Deconversion Services. “Deconversion Services” means a Deconversion and any and all other measures taken and conduct engaged in by BNYM associated with any transfer or movement of files, records, materials or information or a conversion thereof, including but not limited to the transfer, movement or duplication of any files, records, materials or information and any conversion of such from the formats and specifications of the BNYM System to the formats and specifications of a successor service provider or as otherwise specified by the Fund.

(2) For avoidance of doubt: to the extent BNYM performs any services pursuant to Section 3 or Schedule B of the Agreement subsequent to the Payment Date, the Fund shall pay for such services upon being invoiced for such services in accordance with the terms of the invoice.

(3) Within 120 days following the Deconversion (or final Deconversion if more than one):

(A) BNYM shall determine any (i) amounts payable by the Fund for services provided pursuant to Section 3 or Schedule B of the Agreement that have not been paid, (ii) amounts payable by the Fund for Trailing Services, for reimbursement of reasonable out-of-pocket expenses incurred in performing the Trailing Services, for Deconversion Services and for reimbursement of reasonable out-of-pocket expenses incurred in performing the Deconversion Services that have not been paid by the Fund, whether or not included in whole or in part in the Good Faith Estimate, and (iii) amounts paid by the Fund pursuant to Sections 13(e)(1)(B) and 13(e)(2) in excess of amounts actually owed by the Fund to BNYM for the services indicated therein; and

(B) BNYM shall net the amounts determined in accordance with clause (A) above and notify the Fund whether BNYM owes money to the Fund or the Fund owes money to BNYM and the amount owed; and

(4) Within seven (7) days of the notification provided for by Section 13(e)(3)(B), BNYM will pay the Fund any amount it owes the Fund and the Fund shall pay BNYM any amount it owes BNYM.

(f) Notwithstanding any other provision of this Agreement, BNYM may in its sole discretion, upon the happening of any of the following, terminate this Agreement immediately (and, for clarification, immediately cease providing all services hereunder) by sending notice of termination to the Fund: (i) the Fund commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the Fund any such case or proceeding; (ii) the Fund commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the Fund or any substantial part of its property or there is commenced against the Fund any such case or proceeding; (iii) the Fund makes a general assignment for the benefit of creditors; or (iv) the Fund states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. BNYM may exercise its termination right under this Section 13(f) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by BNYM of its termination right under this Section 13(f) shall be without any prejudice to any other remedies or rights available to BNYM and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(f) shall be considered given and effective when given, not when received.

(g) References in this Agreement to a termination of the Agreement on or as of a particular day or date, unless specifically stated to be otherwise, means that termination occurs at 11:59 PM on the particular day or date.

(h) Any termination of this Agreement must occur in accordance with provisions of this Section 13.

14. Policies and Procedures.

(a) BNYM shall perform the services provided for in this Agreement in accordance with the written policies, processes, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed (“Standard Procedures”). BNYM may embody in its Standard Procedures, including Standard Procedures for determining whether an instruction it receives is “in good order” (“IGO”) or is “not in good order” (“NIGO”), and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with generally accepted industry practices, principles or standards (“Industry Standard”). Likewise, when in connection with a providing a service, including IGO and NIGO determinations, BNYM is required to engage in conduct for which it does not have a Standard Procedure or Standard Procedures only partially address the facts and circumstances of a particular issue, BNYM may engage in and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with Industry Standards. In making the decisions described in the foregoing sentences BNYM may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances. For clarification: the published guidelines of the Securities Transfer Association shall constitute an Industry Standard on the subject matter addressed therein. BNYM may revise the Standard Procedures in accordance with the provisions of this Section 14(a).

(b) [Reserved.]

(c) In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse BNYM for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

(d) If in the course of acting hereunder, BNYM encounters questions, issues or uncertainty of a legal or other nature as to the appropriate course of conduct under this Agreement, the Fund agrees that any reasonable expenses incurred by BNYM in consulting with third parties, such as, without limitation, attorneys, auditors or accountants, to resolve the questions, issues or uncertainty shall be the responsibility of the Fund to be paid upon being invoiced by BNYM. Prior to engaging any such third party BNYM shall advise the Fund it is doing so and the Fund shall have the option of obtaining such consulting services on its own and providing the results to BNYM. For the avoidance of doubt, conduct engaged in pursuant to this Section 14(d) is included within the conduct described in clause (b) of Section 12.

15.	Notices. Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 15 shall specify a different address or individual:

(A)	If to BNYM:

BNY Mellon Investment Servicing (US) Inc.
301 Bellevue Parkway
Wilmington, Delaware 19809
Attention: President

With a copy to:

BNY Mellon Investment Servicing (US) Inc.
301 Bellevue Parkway
Wilmington, Delaware 19809
Attention: Legal Department

(B)	If to the Fund:

KKR Asset-Based Income Fund
KKR Credit Advisors (US) LLC
30 Hudson Yards, Suite 7500
New York, New York 10001
Attention: Legal

(ii)

delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(iii)	deemed given on the day received by the receiving party.

16. Amendments. This Agreement, or any term thereof, including without limitation the Schedules hereto, may not be amended, changed, modified, supplemented, rescinded, terminated, cancelled, or discharged orally or in any other manner except by an agreement signed by the Parties set out in writing, excluding emails, specifically referencing that it is, as applicable, an amendment, change, modification, or supplement to or rescission, termination, cancellation, or discharge of this Agreement.

17. Assignment; Subcontracting. Except as expressly provided in this Section 17, no party may assign, transfer or delegate this Agreement, or assign or transfer any right hereunder or assign, transfer or delegate any obligation hereunder, without the written consent of the other party and any purported assignment, transfer or delegation in violation of this Section 17 by a party shall be voidable at the option of the other party. For clarification: “assign,” “transfer” and “delegate” as used in the foregoing sentence are intended to mean conveyances, whether voluntary or involuntary, whether by contract, a sale of a majority or more of the assets, equity interests or voting control of a party, merger, consolidation, dissolution, insolvency proceedings, court order, operation of law or otherwise, which fully and irrevocably vest in the assignee, transferee or delegatee, as applicable, some or all rights and/or obligations under the Agreement and fully and irrevocably divest the assignor, transferor or delegator, as applicable, of some or all rights and/or obligations under the Agreement. Notwithstanding the foregoing, and without the prior written consent of any party: BNYM may assign, transfer and delegate this Agreement to an Affiliate and assign, transfer and delegate this Agreement in connection with a sale or transfer of a majority or more of its assets, equity interests or voting control, provided that BNYM gives the Fund sixty (60) days’ prior written notice of such assignment, transfer or delegation, such assignment, transfer or delegation does not impair the Fund’s receipt of services under this Agreement in any material respect, and the assignee, transferee or delegatee agrees to be bound by all terms of this Agreement in place of BNYM; and BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNYM of any of its liabilities hereunder.

18. Signatures; Counterparts. This Agreement may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Agreement physically delivered, on a copy of the Agreement transmitted by facsimile transmission or on a copy of the Agreement transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Agreement or of executed signature pages to counterparts of this Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Agreement.

19. Miscellaneous.

(a) Entire Agreement. This Agreement, and the related Fee Agreement, embody the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and therein and supersedes all prior agreements, understandings, proposals, responses to requests for proposal, memoranda of understanding or memoranda of any other nature, terms sheets, letters of intent and communications of any other nature relating to such subject matter.

(b) [Reserved.]

(c) Changes That Materially Affect Obligations.

(1) The Fund agrees to provide BNYM with at least 30 days advance written notice of any new or modified Company Standard (as defined below) that could reasonably require revised or new Conduct, including without limitation revisions or additions to, or new, Shareholder Materials; provided, however, in the event 30 days’ advance notice is not reasonably practicable under particular circumstances, the Fund shall provide as much advance notice as is reasonably practicable under those circumstances (“Available Notice”), but acknowledges and agrees that less than 30 days’ notice may adversely impact BNYM’s ability to perform an obligation hereunder or to respond to the Company Standard Change in a manner contemplated by Section 19(c)(2) and that BNYM shall have no liability and shall not be in breach of this Agreement or any performance standard if due in whole or in part to the Available Notice it is unable to perform an obligation in accordance with this Agreement. “Company Standards” means, collectively, as of a point in time that Company Standards is being determined, each feature, policy, procedure, service, operation, parameter or other aspect of whatsoever nature of the Fund that impacts or influences in any manner BNYM’s provision of the Services or performance of an obligation, including without limitation all contents of the Fund’s Shareholder Materials.

(2) Notwithstanding any other provision of the Agreement, including without limitation the description of services in Section 3:

(A) To the extent that any obligation, Service or course of conduct of BNYM provided for hereunder is configured or performed as it is at a particular time in whole or in part due to Company Standards, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, or laws, rules, regulations, orders or legal process in effect at such time (“Service Requirements”) and BNYM’s performance of that obligation, Service or course of conduct in compliance with any new or modified Service Requirement requires that

BNYM develop, implement or provide a new or modified service, process, procedure, resource, functionality or conduct (“New Service”), or a new or modified Service Requirement requires that BNYM develop, implement or provide a New Service to remain in compliance with the Agreement, or the Fund requests that BNYM develop, implement or provide a New Service, BNYM shall be obligated to develop, implement or provide the New Service only in accordance with a written amendment to this Agreement entered into in its discretion.

(B) If in order to perform an obligation under this Agreement BNYM develops, implements or provides a New Service that it may not be obligated to develop, implement or provide pursuant to subsection (A) above but that it develops, implements and provides for clients generally due to a new or revised Service Requirement, BNYM it shall entitled to commercially reasonable fees and reimbursement of reasonable expenses for such development, implementation and performance if it elects to invoice Company for such, or to such other fees, charges or expense reimbursement as may be mutually agreed by the parties.

(d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e) Requested Information and Documentation. The Fund will provide in a timely manner such information and documentation as BNYM may reasonably request in connection with providing services under this Agreement and BNYM will not be liable for any Loss incurred by the Fund due to a failure or delay in providing such information or documentation.

(f) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to its principles of conflicts of law that would apply the law of another jurisdiction. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT.

(g) Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

(h) Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions benefitting affiliates of the parties, this Agreement is not for the benefit of any other person or entity and there shall be no third party beneficiaries hereof Unless expressly provided to the contrary herein: the parties to the Agreement alone shall have the right to enforce its provisions and any action to enforce the Agreement by a person not a party shall be void.

(i) No Representations or Warranties. Except as expressly provided in this Agreement, BNYM hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNYM disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(j) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM’s affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of the Fund or others, and, if such other is a natural person, that person’s date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k) [Reserved]

(l) Additional Fund Adoption. Notwithstanding anything in this Agreement to the contrary, if BNYM is requested in writing (email shall be considered a writing for this purpose) to furnish any service provided for in this Agreement to any investment company that is not a party to this Agreement or any class, tier, portfolio, series or other subdivision of an investment company that is not party to this Agreement (“Additional Fund”) by any representative of the Fund who BNYM reasonably believes also to be a representative of the Additional Fund, and BNYM provides such service to such Additional Fund, then, from the date BNYM commences providing such service, such Additional Fund shall be deemed a party to and bound by the terms and conditions of this Agreement with respect to all matters addressed herein even in the absence of a writing by such Additional Fund agreeing to be so bound by this Agreement. Requests to Transfer Information to Third Parties. In the event that the Fund, other than pursuant to a Standard Procedure, whether by Written Instructions, Fund Communications or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the DTCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, any information in the BNYM System: BNYM may decline to provide the information requested on the terms contained in the request due to legal or regulatory concerns, transmission specifications not supported by BNYM, or other good faith or bona fide business reasons, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request, and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer. In the event BNYM so agrees in writing to transfer information or make it available within the BNYM System: the Fund shall pay a reasonable fee for such activities upon being invoiced for same by BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, as the case may be, provided BNYM does not commit Liable Conduct when executing the express instructions of the written information transfer request; BNYM shall be entitled to the indemnification provided for at Section 12 pursuant to clause (b) in connection with the activities contemplated by any such written information transfer request, including for the avoidance of doubt third party claims; and BNYM may conclusively presume without a duty of independent verification that the Fund has received all applicable third party authorizations.

(n) Service Indemnifications; Survival. Any indemnification provided to BNYM by the Fund in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications contained in any agreements regarding a Standard Procedure (“Service Indemnifications”), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 10(d), (e), (g) - (i), 11, 12, 13(e), 19(e), (i), (m), (n) and (s) and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement. In the event the Board of the Fund authorizes a liquidation of the Fund or termination of the Agreement, BNYM may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(o) Compliance with Law. Each of BNYM and the Fund agrees to comply in all material respects with the respective laws, rules, regulations and legal process applicable to the operation of its business. For clarification: With respect to BNYM, the foregoing requires compliance with laws, rules, regulations and legal process applicable to BNYM directly, not derivatively by virtue of providing services to the Fund. The Fund agrees that BNYM is not obligated to assist the Fund with, or bring the Fund into, compliance with laws, rules, regulations and legal process applicable to the Fund, except where BNYM has expressly agreed to assume such an obligation hereunder and then it is obligated only to perform strictly in accordance with the express terms of the assumed obligation.

(p) Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof

(q) Enterprise Nature of Services. Notwithstanding any other provision of this Agreement, in furnishing the services provided for in this Agreement or any component or segment of such services BNYM may utilize any combination of its own employees, facilities, equipment, systems and other resources and the employees, facilities, equipment, systems and other resources of its Affiliates, including employees, facilities, equipment, systems and other resources shared by BNYM and its Affiliates, and BNYM may satisfy its obligations under this Agreement directly or through Affiliates. References to employees, facilities, equipment, systems or other resources of BNYM in this Agreement shall mean employees, facilities, equipment, systems or other resources of BNYM and its Affiliates considered collectively. Notwithstanding the foregoing, nothing in this Section 19(q) shall have the effect of transferring any obligation of BNYM to any other entity, including Affiliates.

(r) Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that includes BNYM and provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, regulatory reporting, sales, administration, operations, technology services, product, client and client-customer communications, relationship management, storage and record retention, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more Affiliates and subsidiaries of the BNY Mellon Group, joint ventures and third-party service providers (the “Centralized Providers”). Notwithstanding any other provision of the Agreement, solely in connection with the Centralized Functions and only in compliance with all applicable laws, including data protection laws, the Fund consents to (i) the foregoing centralization of functions, the receipt of services hereunder through the Centralized Functions, BNYM’s disclosure of Fund information, including Fund Confidential Information, to the Centralized Providers who are subject to confidentiality obligations substantially similar to the confidentiality obligations elaborated in this Agreement with respect to such information, and, BNYM’s use of such information in connection with the Centralized Functions, and (ii) BNYM’s storage of names and business addresses of Fund employees and employees of its affiliates and sponsors with the Centralized Providers. In addition, and only in compliance with all applicable laws, including data protection laws, BNYM may aggregate and use Fund’s Confidential Information on an anonymized basis with other similar client data to analyze and improve product and service performance, for internal research and development activities, and for BNYM’s and its Affiliates’ product development and distribution and marketing and thought leadership purposes; provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies or links Fund Confidential Information with the Fund, or which in any manner could be reverse engineered to identify the Fund, and BNYM being liable for any direct damages associated with any such identification of Fund Confidential Information. For the avoidance of doubt, for purposes of this Section 19(r), Fund Confidential Information shall not include any Personal Information of any of the Fund’s current and former shareholders (unless such shareholder is an employee of the Administrator or Fund). The BNY Mellon Group shall possess all ownership rights with respect to such aggregated anonymized data.

(s) No Interpretation Against A Party. All parties to the Agreement have had access to and use of legal counsel to the extent each has deemed sufficient and hereby irrevocably and unconditionally waive any claim or defense that this Agreement, or any provision of this Agreement, should be interpreted or construed against a party solely on the basis that the particular party drafted or was responsible for the drafting of the Agreement or a particular provision.

. [Reserved.]

(u) Ancillary Agreements. The terms of this Agreement shall be deemed incorporated into all agreements entered into between BNYM and the Fund, or persons acting on behalf of the Fund, such as an investment advisor, that are ancillary to the transfer agency and shareholder servicing relationship created by this Agreement, such as, for purposes of illustration and not exclusion, the Fee Agreement and a Gain/Loss Policy, and shall be interpreted in accordance with, governed by and subject to the terms of this Agreement.

(v) Use of Brand. The Fund’s investment adviser owns all worldwide rights to the “KKR” trademark and logo (collectively, the “Brand”). The investment adviser has granted a worldwide non-exclusive license to the Fund to use the Brand as a trademark and logo in connection with marketing, promoting and operating the Fund. BNYM shall not register or use the Brand as a corporate name, domain name, ticker symbol or social media identifier without the Fund’s prior written consent. BNYM may use the Brand only in accordance with guidelines provided by the Fund. BNYM shall obtain the Fund’s prior written consent for any materials bearing the Brand, or any proposed uses or variations of the Brand or combinations of the Brand with other terms or marks. The Fund may terminate BNYM’s use of the Brand for any reason, including (i) if BNYM violates this Section 19(v), (ii) upon the termination of this Agreement or (iii) if the investment advisor terminates the Fund’s license to use the Brand and except to the extent required by applicable law, BNYM shall immediately cease all use of the Brand after such termination. BNYM shall not (i) challenge or contravene the validity of, or the investment adviser’s worldwide ownership of the Brand, or (ii) knowingly take (or fail to take) any action intended to damage the Brand; provided, however, no conduct other than intentionally willful misconduct undertaken by BNYM in the performance of its obligations under this Agreement shall under any circumstances constitute, be interpreted as or be actionable as an action or failure to take an action that violates clause (ii). All goodwill arising from BNYM’s use of the Brand shall inure solely to the benefit of the investment adviser. The Fund disclaims any and all liability for BNYM’s use of the Brand outside the United States, which such use shall be at BNYM’s sole risk.

(w) BNYM Representation and Warranties. BNYM represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing, that:

(i)

BNYM’s business is in material compliance with applicable law and regulations the failure to comply with which would reasonably be expected to have a material adverse effect on BNYM’s performance of its obligations under this Agreement; and

(ii)

BNYM has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporation action on the part of BNYM.

IN WITNESS WHEREOF, each of the parties hereto has caused this Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Agreement by Electronic Signature, affirms authorization to execute this Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.		KKR Asset-Based Income Fund

By:	/s/ Shalini O’Suilleabhain	By:	/s/ Iris Wu
Name:	Shalini O’Suilleabhain	Name:	Iris Wu
Title:	Team Lead, Relationship Manager	Title:	Authorized Signatory

SCHEDULE A

Definitions

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Affiliate” means an entity controlled by, controlling or under common control with the subject entity, with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity’s directors, trustees or similar persons performing policy-making functions.

“Authorized Person” means (i) with respect to the Fund, each individual identified to BNYM as an Authorized Person on the properly completed version of Schedule D most recently provided to BNYM, and (ii) with respect to BNYM, employees designated in writing as authorized to receive facsimile transmissions or emails, or both, as Written Instructions (as provided in the definition of Written Instructions). Any limitation on the authority of an Authorized Person of the Fund to give Instructions must be expressly set forth in Schedule D next to the individual’s name.

“BNY Mellon Bank” means The Bank of New York Mellon, a New York chartered commercial bank and affiliate of BNYM, and its lawful successors and assigns.

“BNYM Trust” means BNY Mellon Investment Servicing Trust Company, an affiliate of BNYM, and its lawful successors and assigns.

“Board” means the Fund’s Board of Directors or Board of Trustees, as applicable.

“Bona Fide Reason” means a bona fide legal, commercial or business reason including by way of example and not limitation the following:

(i)	the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard or a Written Procedure;

(ii)	the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement or constitutes a change to a service;

(iii)	the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature;

(iv)	the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement or constitutes a unilateral amendment of the Agreement;

(v)

the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement with potentially adverse consequences to BNYM incurred from sources external to BNYM, including without limitation, for illustration and not limitation: sanction, criticism, fines, penalties, examination comments or special examination of a governmental, regulatory or self-regulatory authority; civil, criminal or regulatory action; a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry; or significant reputational harm.

(vi)

the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement related to internal matters, such as, without limitation: imposes costs and expenses on BNYM that are not adequately recovered by payments the Fund indicates it is willing to pay and BNYM reasonably anticipates disputes over invoices; contemplates higher or additional performance standards; adds gain/loss, operational, strategic, compliance or credit risk; requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement; requires more than an incidental increase in the resources required to provide services to the Fund; or is reasonably likely to result in a diversion of resources or disruption in established work flows, course of operations or functioning of controls;

(vii)

the course of conduct requires technology, personnel with technological expertise, a technology service or product or another resource that is not available on a commercially reasonable basis or constitutes a service or function that is not closely related to services commonly performed by organizations acting as transfer agents, registrars, dividend disbursing agents and shareholder servicing agents to SEC-registered open-end investment companies; or

(viii)

BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iii) or (v) do not exist and the Fund and BNYM fail to reach agreement on a reasonable method of paying any expense of obtaining such information.

“Claim” means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, claim for indemnification, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

“Code” means: (i) when reference is made to a specific Section of the “Code”, the Internal Revenue Code as amended through the date of reference, otherwise (ii) the Internal Revenue Code as amended through the relevant date, the regulations promulgated by the IRS under the Internal Revenue Code, as amended through the relevant date, and the revenue rulings, revenue procedures, technical advice memorandums, notices and announcements published by the IRS with respect to the Internal Revenue Code, as amended through the relevant date.

“Conduct” or “Course of Conduct” (both capitalized and uncapitalized) means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

“Constructive Termination” means events or circumstances that make it impractical or impossible for BNYM to perform some substantial portion or all of the services as contemplated by the Agreement on the Effective Date, including without limitation, for clarification, liquidations whether or not pursuant to plans of liquidation or reorganization.

“Deconversion” means the completion of the transfer of Fund data, information and records from the production database and production environment of the Fund in the BNYM System to the production database and production environment of the Fund in the computer system of a successor transfer agency services provider with the intention that on the next occurring business day such successor service provider will perform transfer agency services for the Fund utilizing such transferred data, information and records.

“Dedicated Personnel” means individuals employed by or under contract with BNYM whose primary duty is providing services to or on behalf of the Fund.

“DTCC” means the Depository Trust Clearing Corporation, and its successors and assigns.

“External Research” means consultation with and the written opinions, analysis, research or other work product of third party technical specialists, legal counsel or other advisors, consultants or professionals.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“Fund Communication” means any Instruction, direction, inquiry, notice, instrument, data, file or other information or communication of whatsoever nature BNYM receives, or reasonably believes it received, from the Fund through in-person interaction or a communications media of any nature, including without limitation communications media currently existing, such as telephone, facsimile transmission, telegraph, telegram, US Postal Service, personal delivery, private courier, commercial courier, electronic mail (email), private messaging systems, virtual private networks, or messaging systems constituting part of an industry utility (such as the NSCC) service, and communications media that may be developed in the future.

“Fund Error” means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or by other act or omission requiring Remediation Services.

“Fund Shares” (see “Shares”)

“in good order” means in accordance with all applicable requirements set forth in the Written Procedures, including receipt of any required supporting documentation.

“Instructions” means Oral Instructions and Written Instructions considered collectively or individually.

“Intellectual Property Rights” means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

“Internal Research” means consultation with and the written opinions, analysis, research or other work product of (i) individuals employed by or under contract with BNYM who are not Dedicated Personnel, and (ii) individuals who are Dedicated Personnel but the consultation or opinions, analysis, research or other work product is not incidental to the services performed by such individual for the Fund.

“IRS” means the Internal Revenue Service of the U.S. Department of the Treasury.

“Loss” and “Losses” means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments or payment obligations, reimbursements, adverse monetary consequences or monetary liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim or out of any obligation of one party to the other under this Agreement, including any obligation to indemnify and defend, and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

“Loss Date” means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

“NACHA” means the National Automated Clearing House Association.

“NSCC” means the National Securities Clearing Corporation, and its successors and assigns.

“Oral Instruction” means an instruction (i) given to BNYM by voice in person, or in a person-to-person conversation over a telephone connection, by an Authorized Person of the Fund (or by a person reasonably believed by BNYM to be an Authorized Person of the Fund). BNYM may, in its sole discretion in each separate instance, consider and rely upon an instruction it receives from an Authorized Person via electronic mail as an Oral Instruction (unless the electronic mail satisfies the criteria, in the definition of Written Instruction, to constitute a Written Instruction, in which case it will constitute a Written Instruction).

“Portfolio” means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, tier, series or otherwise, but excludes classes unless for purposes of Sections 18(0(1) and 18(0(2) of the 1940 Act and Rules 18f-2 and 18f-3 promulgated by the SEC under the 1940 Act the class must be provided with rights and liabilities separate and distinct from all other subdivisions of the Investment Company.

“Remediation Services” means the additional services required to be provided hereunder by BNYM in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“Research” means either or both of External Research and Internal Research.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

“Services” means the services described in Section 3 and Schedule B of the Agreement.

“Service Effective Date” means the date following the completion of all implementation services, in the case of a Fund that is a new start-up Fund, or the date following the completion of all conversion services, in the case of Fund that BNYM will be providing services to as a successor service provider, that the first live transaction is processed by the BNYM System for a public customer of the particular Fund on a production basis.

“Shareholder Materials” means the Fund’s prospectus and statement of additional information or disclosure materials of similar function, such as a private offering memorandum, subscription agreement and any other materials relating to the Fund provided to Fund shareholders by the Fund.

“Shares” or “Fund Shares” means the shares or other units of beneficial interest of each Fund.

“Written Instruction” means:

(1) a written instruction (i) which is a Standard Instruction, (ii) which is signed by an Authorized Person of the Fund (or a person reasonably believed by BNYM to be an Authorized Person of the Fund), (iii) which is agreed to in writing by BNYM on the instrument containing the written instructions, if such signature is required by BNYM as part of a Standard Form, (iv) which is addressed to and received by BNYM, and (iv) which is delivered by (A) hand (personally by the signing Authorized Person or by a third party providing confirmation of receipt), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery signed by the receiving party, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt if the facsimile transmission is sent to an Authorized Person of BNYM or to the Relationship Manager or Customer Service Officer of BNYM;

(2) trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access; and

(3) electronic mail or “email” sent by an Authorized Person of the Fund to, and acknowledged by, an Authorized Person of BNYM.

“Written Procedures” means Standard Procedures.

[End of Schedule A]

SCHEDULE B

Terms And Conditions Governing Use Of The BNYM System

SECTION 0. GENERAL

0.1 Capitalized Terms. Capitalized terms not defined in this Schedule B shall have the meaning ascribed to them in the Main Agreement. Capitalized terms defined in this Schedule B shall have that meaning solely in this Schedule B and not in any other part of the Agreement unless expressly stated otherwise in a specific instance. References to Section numbers in this Schedule B shall mean Sections of this Schedule B unless expressly stated otherwise in a specific instance. References to the “Agreement” in this Schedule B means the Main Agreement and this Schedule B.

0.2 Purpose. BNYM utilizes some components of the BNYM System to perform the Core Services. But BNYM does not utilize all components of the BNYM System to provide the Core Services. Some components of the BNYM System are maintained by BNYM and offered to customers solely to permit customers to access the data and information maintained in the BNYM System in connection with the Core Services and put it to additional uses. Consequently, Company is given rights pursuant to this Schedule B (i) to access and use components of the BNYM System, from the Company System (as defined in Section 2.7), to engage in activities that are separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services, and (ii) to authorize third parties, the “Permitted Users”, to access and use certain Component Systems to engage in activities that are also separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services. Such access and use of the BNYM System by Company from the Company System and by Permitted Users may include the ability to input data and information into the BNYM System that BNYM utilizes in performing the Core Services but which is not required for BNYM to perform the Core Services. This ability of Company and Permitted Users to access and use the BNYM System represents a service offered by BNYM that is supplemental to the Core Services. No access to or use of the BNYM System by Company or Permitted Users is permitted, required or contemplated by the Core Services or the Main Agreement. This Schedule B governs solely those supplemental services offered by BNYM and Company’s use of them.

SECTION 1. CERTAIN DEFINITIONS

“Authorized Person” means the employees of Company and Permitted Users who have been authorized by the Company in accordance with the applicable Documentation and procedures of BNYM to access and use the Licensed System or specific Component Systems and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b) below).

“BNYM Web Application” means with respect to a relevant Component System the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for BNYM, accessible via the Internet at an Internet address furnished by BNYM for use of the particular Component System.

“Company” means the Fund.

“Company Data” means (i) data and information regarding each Fund and the shareholders and shareholder accounts of each Fund which is inputted into the Licensed System and the content of records, files and reports generated from such data and information by the Licensed System, and (ii) Company 22c-2 Data (as defined in Section 6.15(a) of this Schedule B).

“Company Web Application” means the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for the Company, connected to the Internet and utilized by the Company in connection with its use of a Component System as contemplated by applicable Documentation.

“Component Effective Date” means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

“Component System” means, as of its relevant Component Effective Date, each Listed System and each Support Function that is part of the Licensed System and, subsequent to a relevant Component Effective Date, such Listed Systems and Support Functions as they may be changed as provided in subsection (b) of the definition of Licensed System.

“Copy”, whether or not capitalized, means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

“Core Services” means the services described in the Main Agreement that BNYM is obligated to perform for Company (for clarification: excluding the products and services provided pursuant to this Schedule B).

“Documentation” means any user manuals, reference guides, specifications, documentation, instruction materials and similar recorded data and information, whether in electronic or physical output form, that BNYM makes available to, provides access to or provides to the Company, and that describe how the Licensed System is to be operated by users and set forth the features, functionalities, user responsibilities, procedures, commands, requirements, limitations and capabilities of and similar information about the Licensed System.

“Exhibit 1” means Exhibit 1 to this Schedule B.

“Employee” and “employee” means officers and any employees of the Fund and officers and employees of Related Entities.

“General Upgrade” means (i) an Upgrade that BNYM in its sole and absolute discretion incorporates into the Licensed System at no additional fees or charges to Company, and (ii) an Upgrade that BNYM offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company accepts for incorporation into the Licensed System.

“Harmful Code” means any computer code, software routine, or programming device designed to (a) disable, disrupt, impair, delete, damage, corrupt, reprogram, recode or modify in any way a computer processing system, computer network, computer service, a deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment (sometimes referred to as a “Trojan horse,” “worm,” “virus”, “preventative routine,” “disabling code,” or “cookie” devices); (b) impair in any way the operation of any of the foregoing based on the elapsing of a period of time, advancement of a particular date or other numeral (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices); or (c) permit a non-authorized party to access, transmit or utilize, as appropriate, any computer processing system, computer network, computer service, deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment without proper consent (sometimes referred to as “lockups,” “traps,” “access codes,” or “trap door” devices); or (d) any other similar harmful or hidden procedures, routines or mechanisms.

“Intellectual Property Rights” means all intellectual property rights throughout the world, including copyrights, patents, mask works, trademarks, service marks, trade secrets, inventions (whether or not patentable), know how, authors’ rights, rights of attribution, and other proprietary rights and all applications and rights to apply for registration or protection of such rights and the legal rights, interests and protections afforded under applicable patent, copyright, trademark, trade secret and other intellectual property laws.

“Licensed Services” means all functions performed by the Licensed System.

“Licensed System” means, collectively:

(a) as of its applicable Component Effective Date, any one or more of the following: (i) any Listed System to which the Company is given access to and use of by BNYM in its entirety; and (ii) any “Support Function”, which is hereby defined to mean any system, subsystem, software, program, application, interface, process, subprogram, series of commands or function, regardless of the degree of separability from or integration with a Listed System, that Company is given access to and use of to support its utilization of a Listed System - items within “Support Function” and this clause (ii) could be one or more parts of a Listed System or could be items which exist apart from any Listed System but which are provided to support utilization of a Listed System.

(b) Updates, General Upgrades and Company Modifications (as defined at Section 2.16) to the Listed Systems included within clause (a)(i) above and the systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands and functions included within clause (a)(ii) above.

“Listed Systems” means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems, and in the case of the NSCC and CMS means as well the separate and distinct component systems of NSCC and CMS that BNYM may give Company access to and use of at Company’s request in lieu of access to and use of the entire NSCC or CMS.

“Main Agreement” means all parts of this Agreement other than this Schedule B.

“Marks” means trademarks, service marks and trade names as those terms are generally understood under applicable intellectual property laws and any other marks, names, words or expressions of a similar character.

“Permitted User” means a person other than an employee of the Company who is authorized by the Company pursuant to and in accordance with Section 2.1(a)(11) and all applicable Documentation to access and use one or more specific Component Systems.

“Product Assistance” means assistance provided by BNYM personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

“Proprietary Items” means:

(a) (i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed System, and whether or not part of a Listed System, that BNYM may at any time provide any customer with access to and use of to support the customer’s s utilization of a Listed System, including the Support Functions, (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNYM utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNYM which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the “BNYM Software”);

(b) all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNYM in connection with the BNYM Software (the “BNYM Equipment”);

(c) all documentation materials relating to the BNYM Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the “BIVYM Documentation”, and together with the BNYM Software and the BNYM Equipment, the “System” or the “BNYM System”) and all versions of the BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective Date;

(d) all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

(e) source code and object code for all of the foregoing, as applicable;

(f) all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNYM in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

(g) all materials related to the testing, implementation, support and maintenance of all of the foregoing;

(h) all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNYM in connection with the performance of the Licensed Services or in connection with any activities of the parties related this Agreement;

(i) the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j) all copies of any of the foregoing in any form, format or medium.

“Related Entity” means an entity that is not a competitor of BNYM in the transfer agency or omnibus subaccounting business services that provides investment advisory, investment management or administrative services to the Fund pursuant to one or more material agreements between the Fund and such entity filed with the SEC (or, if the Fund is not registered with the SEC, pursuant to one or more material agreements that would be required to be filed with the SEC if the Fund were registered with the SEC).

“Terms of Use” means any privacy policy, terms of use or other terms and conditions made applicable by BNYM in connection with the Company’s or a Permitted User’s access to and use of a Component System or a BNYM Web Application or other access site or access method. “Third Party Products” means the products or services of parties other than BNYM that constitute part of the Licensed System.

“Third Party Provider” means licensors, subcontractors and suppliers of BNYM furnishing the Third Party Products.

“United States” means the states and the District of Columbia of the United States.

“Update” means a modification to a Component System necessary to maintain the operation of the Component System in compliance with the Documentation in effect as of the Component System’s applicable Component Effective Date and includes without limitation modifications correcting any design or operational errors in the Component System and modifications enabling the Component System to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

“Upgrade” means an enhancement to a Component System as it exists on its applicable Component Effective Date, new features and new functionalities added to the Component System as it exists on its applicable Component Effective Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Component System as it exists on its applicable Component Effective Date which change the operation of Component System rather than just bring it into compliance with the applicable Documentation.

SECTION 2. ACCESS AND USE RIGHTS AND COMPANY OBLIGATIONS

2.1 Access And Use Rights.

(a) (i) BNYM hereby grants to Company a limited, nonexclusive, nontransferable right to access and use the Licensed System in the United States through its employees (other than as expressly permitted otherwise by Section 2.1(a)(ii) below), solely in accordance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, strictly for the internal business purposes of the Company, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company.

(ii)

The right granted by Section 2.1(a)(i) includes, where such access and use is expressly contemplated by the Documentation applicable to a particular Component System to which the Company has been given access and use, the right to authorize persons not employees of the Company to access and use in the United States the specified Component System strictly in compliance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company. Except with respect to Fund shareholders seeking to access IAM, to exercise the right contained in this Section 2.1(a)(ii) the Company must designate such persons to BNYM and approve them in a writing that conforms to the requirements of applicable Documentation and procedures of BNYM and furnish any information reasonably requested by BNYM. Access to IAM for Fund shareholders shall occur in accordance with the Documentation applicable to IAM. Upon the exercise by Company of the right contained in this Section 2.1(a)(ii), the term Company shall be redefined for all purposes of this Agreement to mean the Company and all Permitted Users, individually and collectively, unless in an individual case the context clearly requires that the definition be restricted solely to the Company. The Company shall be responsible and liable for compliance by Permitted Users with all applicable terms of the Agreement as if the Permitted Users were its own employees.

(iii)

Company may not, and shall not, under any circumstances grant any licenses or sublicense to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or use the Licensed System to provide services to third parties, other than shareholders of the Fund, or for any other purpose other than that described in Sections 2.1(a)(i) and (ii).

(b) The grant of rights in this Section 2.1 shall be construed narrowly. No right is conferred hereunder to Company or to any other party, except the right expressly provided for in this Section 2.1. The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone’s part, including without prior notification, upon the termination or expiration of the Agreement. BNYM and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1. Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code. The rights granted to Company by this Section 2.1 are sometimes referred to herein as the “Licensed Rights”.

(c) For clarification:

Company may be given access to and use of a Listed System which contains integration points or links to one or more Support Functions that are part of a Listed System to which the Company has not been given access and use (“Linked Functions”). The Licensed Rights granted by this Section 2.1 to access and use a particular Listed System containing integration points or links to Linked Functions includes the right to access and use such Linked Functions, does not include the right to use the entire Listed System containing the Linked Functions or other subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions in that Listed System. To the extent exercise of Licensed Rights hereunder inadvertently or otherwise results in access to or use of a Component System or other system, subsystem, software, program, application, interface, process, subprogram, series of commands or function which is not part of the its Licensed System, all terms of this Agreement shall apply to such access and use.

2.2 Documentation. Company shall use the Licensed System solely and strictly in accordance and compliance with the Documentation provided or made available to Company by BNYM from time to time and any specifications contained therein. Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes and upon request of an applicable regulatory authority. Company shall pay BNYM such fees as it has established for copies of the Documentation, if any, as listed in the Fee Agreement.

2.3 Third Party Software and Services. Company acknowledges that Third Party Products may constitute part of the Licensed System. Company’s use of Third Party Products shall be subject to the terms and conditions of this Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to Company after an applicable Component Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider (“Third Party Agreement”) which would provide for certain rights and obligations between the Company and the Third Party Provider (“Direct Third Party Product”), in which case the terms of the Third Party Agreement will also apply to Company’s use of the particular Third Party Product. Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNYM is not responsible for, nor does BNYM warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNYM’s sole obligation with respect to third party software and services is to inform the third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNYM is made aware by Company and to request and pursue in a commercially reasonable manner remediation of the errors, defects or deficiencies by the third party to the extent BNYM reasonably determines remediation to be available pursuant to the terms of BNYM’s agreement with the third party.

2.4 Compliance With Applicable Law. Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self-regulatory or otherwise) applicable to the business or activities in connection with which it utilizes the Licensed System.

2.5 Responsibility For Use.

(a) The Company alone will be responsible for furnishing, or arranging for a third party to furnish, all data and information required by the Documentation and the specifications therein for the Licensed System to function and perform in accordance with the Documentation, other than the data and information residing in the Licensed System in connection with BNYM’s performance of the Core Services. BNYM shall have no liability or responsibility for any Loss caused in whole or in part by the Company’s or a Permitted User’s exercise of the Licensed Rights or use of the Licensed System or by data or information of any nature inputted into the Licensed System by or under the direction or authorization of Company or a Permitted User; provided, however, this Section 2.5 shall not relieve BNYM of its obligation to act in accordance with its obligations under the Main Agreement. Company shall be responsible and solely liable for the cost or expense of regenerating any output or other remedial action if the Company, a Permitted User or an agent of either shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to timely verify or reconcile any such data or information when it is generated by the Licensed System (“Data Faults”).

(b) Company warrants that the data transmitted to the Licensed System by or under the direction or authorization of Company or Permitted Users will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNYM computer system or network.

2.6 Internal Control Obligations.

(a) Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12, 2.17, 2.20 and 3.4 of this Schedule B, and (ii) applicable Documentation.

(b) Company shall establish and adhere to security policies and procedures intended to (i) safeguard the Licensed System from unauthorized or improper access and use from equipment utilized by the Company, (ii) safeguard the integrity and validity of any user identifications, passwords, mnemonics, security images, security questions and answers, token and supertoken generated character and symbols and any other data elements or information intended to restrict access to the Licensed Systems or to safeguard the information in or the operation of the Licensed System or any Component System in any manner from unauthorized users (“Security Codes”), and (iii) prevent unauthorized access to and protect electronically stored, processed or transmitted information. Such policies and procedures shall be at least equal to industry standards and any higher standard agreed upon by the Company and BNYM.

(c) Unless Company obtains prior written permission from BNYM, Company shall permit only Authorized Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The Security Codes shall constitute Confidential Information of both Company and BNYM under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than Authorized Persons. Company shall notify BNYM immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that Authorized Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached. BNYM shall not be responsible or liable for any unauthorized use of valid Security Codes assigned to Authorized Persons or Permitted Users.

(d) Company shall verify and confirm all information entered on the Licensed System and shall notify BNYM of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e) Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNYM without BNYM’s prior express written approval.

2.7 Company Resources.

(a) Company will be solely responsible, at Company’s expense, for procuring, maintaining, and supporting all third-party software other than Third Party Products and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company’s sites (“Company System”) required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNYM from time to time. BNYM will provide Company with specifications for Company System, including any requirements relating to the connection and operation of the Company System with the Licensed System and Third Party Products. Company shall conform its operating system environment to the operating system requirements provided by BNYM for the Licensed System. Company will support and maintain the Company System as necessary to ensure its operation does not impact the Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

(b) Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the Licensed System, and (d) begin using the Licensed System on a timely basis. BNYM shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section 2.7.

2.8 Company Telecommunications and Data Transmissions. Company will be solely responsible for complying at all times with telecommunications requirements designated by BNYM for use of the Licensed System. Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNYM.

2.9 Notices Of Material Increase In Use. Company shall give advance written notice to BNYM whenever Company intends to increase its scope of use of the Licensed System in any material respect. Upon receipt of such notice, Company and BNYM shall mutually agree in writing on any required changes to the Company’s scope of use for the Licensed System and, if applicable, the corresponding fees with respect to such increased scope.

2.10 Certifications and Audits. Company shall promptly complete and return to BNYM any certifications which BNYM in its sole reasonable discretion may from time to time send to Company, certifying that Company is using the Licensed System in material compliance with the terms and conditions set forth in this Agreement. BNYM may, at its expense and after giving reasonable advance written notice to Company, enter Company locations during normal business hours and audit Company’s utilization of the Licensed System, the number of copies of the Documentation in Company’s possession, and the scope of use and information pertaining to Company’s compliance with the provisions of this Agreement. The foregoing right may be exercised directly by BNYM or by delegation to an independent auditor acting on its behalf. If BNYM discovers that there is any unauthorized scope of use or that Company is not in compliance with the aforementioned provisions, Company shall reimburse BNYM for the full costs incurred in conducting the audit.

2.11 Taxes. The amounts payable by Company to BNYM in consideration of the performance of services by BNYM under the Agreement, including providing access to and use of the Licensed System pursuant to this Schedule B, do not include, and Company will timely pay, all federal, state and local taxes (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding, any taxes imposed upon BNYM based upon BNYM’s net income. BNYM undertakes to inform the Company on a timely basis of any such tax for which Company will be charged upon receiving notification from any taxing jurisdiction.

2.12 Use Restrictions.

(a) Company will not do or attempt to do, and Company will not permit any other person or entity to do or attempt to do, any of the following, directly or indirectly:

(i)	use or access or attempt to use or access any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;

(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;

(iii)	create, recreate or obtain the source code for any Proprietary Item;

(iv)	refer to or otherwise use any Proprietary Item as part of any effort to develop other software, programs, applications, interfaces or functionalities or to compete with BNYM or a Third Party Provider;

(v)

modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any Proprietary Item or part thereof with or into any other product or service not provided for in this Agreement and not authorized in writing by BNYM;

(vi)

remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;

(vii)

sell, transfer, assign or otherwise convey in any manner any ownership interest or Intellectual Property Right of BNYM, or market, license, sublicense, distribute or otherwise grant, or subcontract or delegate to any other person, including outsourcers, vendors, consultants, joint venturers and partners, any right to access or use any Proprietary Item, whether on Company’s behalf or otherwise;

(viii)	subcontract for or delegate the performance of any act or function involved in accessing or using any Proprietary Item, whether on Company’s behalf or otherwise;

(ix)

reverse engineer, re-engineer, decrypt, disassemble, decompile, decipher, reconstruct, re-orient or modify the circuit design, algorithms, logic, source code, object code or program code or any other properties, attributes, features or constituent parts of any Proprietary Item;

(x)	take any action that would challenge, contest, impair or otherwise adversely effect an ownership interest or Intellectual Property Right of BNYM;

(xi)

use any Proprietary Item to provide remote processing, network processing, network communications, a service bureau or time sharing operation, or services similar to any of the foregoing to any person or entity, whether on a fee basis or otherwise;

(xii)

allow Harmful Code into any Proprietary Item, as applicable, or into any interface or other software or program provided by it to BNYM, through Company’s systems or personnel or Company’s use of the Licensed Services or Company’s activities in connection with this Agreement; or

(xiii)

engage in, or attempt to engage in, vulnerability assessments or penetration testing of the BNYM System of any nature, “ethical hacking”, “white hat hacking” or similar hacking of the BNYM System of any nature, or any other process or procedure intended to identify or exploit flaws, vulnerabilities or weaknesses in the BNYM System, or otherwise engage in or attempt to engage in any activity to use, access or test or expose the BNYM System other than access and use authorized by BNYM in accordance with security measures and access methods approved by BNYM.

(b) Company shall, promptly after becoming aware of such, notify BNYM of any facts, circumstances or events regarding its or a Permitted User’s use of the Licensed System that are reasonably likely to constitute or result in a breach of this Section 2.12, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

2.13 Restricted Party Status. Company warrants at all times that it is not a “Restricted Party”, which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S. Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii) engaged in activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing. If Company becomes a Restricted Party during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and Company shall have no further rights to use the Licensed System.

2.14 Mitigation Measures. Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNYM does not agree in advance to reimburse) to mitigate losses or potential losses to BNYM, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company’s business.

2.15 Company Dependencies. To the extent an obligation of BNYM under this Schedule B is dependent and contingent upon Company’s or Permitted User’s performance of an action or refraining from performing an action that has been specified or described in this Schedule B or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the user’s industry (“Company Dependency”), BNYM shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, a failure to properly perform or a delay in properly performing a Company Dependency and BNYM’s obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent the performance of the related Company Dependency is not properly performed or is delayed.

2.16 Software Modifications. Company may request that BNYM, at Company’s expense, develop modifications to the software constituting a part of the Licensed System that BNYM generally makes available to customers for modification (“Software”) that are required to adapt the Software for Company’s unique business requirements. Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNYM in accordance with the applicable, commercially reasonable procedures maintained by BNYM at the time of the request. Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNYM to estimate, design and develop such modifications to the Software. BNYM shall have no obligation to develop modifications to the Licensed System requested by Company, but may in its discretion agree to develop requested modifications which it, in its sole discretion, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided Company agrees at such time in writing to pay all reasonable costs and expenses, including out-of-pocket expenses, associated with the customized modification. BNYM shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNYM’s reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification as determined by BNYM in its sole judgment (“Customization Order”) and Company’s agreement to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification (“Customization Fee Agreement”). All modifications developed and incorporated into the Licensed System pursuant to a Customization Order are referred to herein as “Company Modifications”. BNYM may make Company Modifications available to all users of the Licensed System, including BNYM, at any time after implementation of the particular Company Modification and any entitlement of Company to reimbursement on account of such action must be contained in the Customization Fee Agreement.

2.17 Export of Software. The Company and Permitted Users are without exception prohibited from (i) accessing or using the BNYM System outside the United States, or (ii) exporting, transmitting, transferring or shipping any Proprietary Item to a country or jurisdiction outside the United States. No provision of the Agreement shall be interpreted to require BNYM to permit access or use outside the United States or to export any Proprietary Item to a country or jurisdiction outside the United States. The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority and the Company may not transfer a Proprietary Item in violation of any such restrictions and regulations.

2.18 Permitted Users Contemplated By Documentation. Notwithstanding any other provision of the Agreement, to the extent Documentation applicable to a particular Component System contemplates that Company Data will be transmitted or transferred to a Permitted User outside the BNYM System, that Company Data will be made available within the BNYM System for retrieval by a Permitted User for use outside the BNYM System, that the Company Data will be provided or made available to Permitted Users within the BNYM System for use by the Permitted User within the BNYM System or within a system of the Permitted User, or that the Company may authorize Permitted Users to access and use Company Data contained within the Licensed System in any other manner:

(i)

The Company hereby grants to BNYM a worldwide, royalty-free, non-exclusive right and license to display the Company Data through any BNYM Web Application contemplated by the Documentation for the applicable Component System and hereby authorizes and directs BNYM, as appropriate, to transmit, transfer, make available and provide the Company Data to Permitted Users, as contemplated by the Documentation applicable to the particular Component System, including without limitation through the Internet via a BNYM Web Application or other communication link or method or access site or method designated by BNYM for use of the particular Component System;

(ii)

The Company hereby authorizes and directs BNYM, (A) to permit Permitted Users to view and use Company Data within the Licensed System as contemplated by applicable Documentation, (B) to act on behalf of a shareholder in any way contemplated by applicable Documentation and authorized by the Company in accordance with applicable Documentation, including to effect purchases, sales, repurchases, distributions, exchanges, transfers and other activities and to change the status, data or information involving a shareholder account or assets in a shareholder account, and (C) to the extent contemplated by applicable Documentation, to permit Permitted Users to download and store, copy in on-line and off-line form, reformat, perform calculations with, and distribute, publish, transmit, and display the Company Data in the systems of the Permitted User and to and through any relevant BNYM Web Application;

(iii)

The Company shall have sole responsibility for imposing any desired use restrictions on Permitted Users to the extent use restrictions are contemplated by the applicable Documentation and BNYM shall cooperate in a commercially reasonable manner in imposing such use restrictions to the extent the applicable Documentation contemplates a role for BNYM in imposing such use restrictions;

(iv)

The Company acknowledges and agrees that it alone is responsible for entering into agreements with Permitted Users governing the terms and conditions, as between the Company and the Permitted User, of the Permitted User’s use of the Company Data; the Company releases BNYM from any and all responsibility and duty for obtaining any such agreements, including agreements relating to confidentiality and privacy of the data and information, and for any monitoring, supervision or inspection of Permitted Users of any nature; the Company releases BNYM from any Loss the Company may incur, and will indemnify and defend BNYM for all Loss it may incur, arising or resulting from or in connection with Company Data after BNYM, as appropriate, transmits, transfers, makes available or provides the Company Data to the Permitted User in accordance with applicable Documentation, whether through a BNYM Web Application or otherwise; except such Loss solely caused by the Liable Conduct of BNYM while acting in accordance with the Documentation;

(v)

The Company shall be responsible and liable to BNYM for the acts and omissions of Permitted Users while accessing and using a Component System pursuant to authorization from the Company and shall indemnify and defend BNYM for all Loss arising from or related to acts or omissions by a Permitted User that would constitute a breach of this Agreement if committed by the Company, that constitute reckless or intentional misconduct or that constitute a breach of a duty of the Permitted User imposed by this Schedule B; and

(vi)

BNYM may immediately terminate access to and use of the Licensed System by a Permitted User if BNYM reasonably believes conduct of the Permitted User would constitute a breach of this Agreement if committed by the Company, constitutes reckless or intentional misconduct, or constitutes a breach of a duty of the Permitted User imposed by this Schedule B, applicable Documentation or applicable Terms of Use.

2.19 Communications with Third Parties regarding Component System Services. The Company shall be solely responsible for communicating with third parties to the extent such is reasonably required for services to be provided in accordance with the Documentation for the particular Component System.

2.20 Compliance with Terms Of Use. The Company’s and, to the extent applicable in connection with a particular Component System, each Permitted User’s use of a Component System, a BNYM Web Application and any other access site or access method to a particular Component System shall be conducted in material compliance with applicable Terms of Use. In addition, Permitted Users shall be required to comply with requirements set forth in applicable Documentation, including requirements relating to Security Codes, as a condition to use of particular Component Systems.

2.21 Third Party Providers To The Company. The Company shall have sole responsibility to maintain through itself or its agents all agreements with third party providers that may be appropriate for use of a Component System and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNYM.

2.22 Fees. The Company shall be obligated to pay to BNYM such fees and charges for access and use of any part of the Licensed System as may be set forth in the Fee Agreement and such fees and charges shall be paid in accordance with any applicable provisions set forth in the Main Agreement.

SECTION 3. PROVISIONS REGARDING BNYM

3.1 Right to Modify. BNYM may alter, modify or change the Licensed System or any component, code, language, function, format, design, architecture, security measure or other element of whatsoever nature of the Licensed System and implement such alterations, modifications and changes into the Documentation and/or the Licensed System as Updates or Upgrades applicable to Company’s continued use of the Licensed System after such implementation; provided, however, at no time shall this section be interpreted in such a manner as to allow BNYM by such alterations, modifications or changes to alter the License granted by Section 2.1 or modify any other service obligation of BNYM under this Agreement.

3.2 Training and Product Assistance. BNYM agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company’s personnel at BNYM’s facilities or at Company’s facilities in connection with access to and use of the Licensed System and subsequent Updates, as reasonably requested by Company, at BNYM `s then-current charges and rates for such services. All reasonable travel and out-of-pocket expenses incurred by BNYM personnel in connection with and during such training or Product Assistance shall be borne by Company upon pre-approval in writing.

3.3 Monitoring. BNYM is not responsible for Company’s or Permitted User’s use of the Licensed System but shall have the right to monitor such use on BNYM’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4 BNYM Failure to Receive Data. BNYM shall not be liable for data or information which the Company, a Permitted User or an agent of either transmits or attempts to transmit to BNYM in connection with its use of a Component System and which is not received by BNYM or for any failure of a Component System to perform a function in connection with any such data or information. BNYM shall not be obligated to ascertain the accuracy, actual receipt by it or successful transmission to it of any data or information in connection with the Company’s or a Permitted User’s use of a Component System or to confirm the performance of any function by a Component System based on the transmission of instructions, data or information to BNYM in connection with such use by the Company or a Permitted User. Sole responsibility for the foregoing shall rest with the party initiating the transmission.

3.5 ACH Activity. To the extent contemplated by the Documentation, and to the extent authorized by the Company and agreed to by BNYM in its sole discretion, BNYM will accept bank account information over the Internet or other communication channel from Permitted Users and take such other actions as may be appropriate to facilitate movement of money to and from shareholder accounts through the Automated Clearing House (“ACH”). The Company shall be solely responsible for all market risk (gain/loss liability) associated with transactions utilizing the ACH process.

SECTION 4. OWNERSHIP AND OTHER RIGHTS

4.1 BNYM Ownership.

(a) BNYM and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to (i) the BNYM System and the Proprietary Items, regardless of any participation, contributions, collaboration or other participation of the Company in or to the foregoing, and including any part of the foregoing that may be created by or on behalf of, at the direction of or pursuant to business requirements and other specifications provided by the Company, such as, but not limited to, Company Modifications, and (ii) all data and information in the BNYM System that is not Company Data. For purposes of clarification: the BNYM System and any modifications to the BNYM System or a Proprietary Item, whether or not ordered or paid for by the Company as a customization, are not intended to be and are not a “works made for hire” under Section 101 of the Copyright Act or under any other applicable law, remain proprietary to and the exclusive property of BNYM and accordingly Company hereby transfers, conveys and assigns any ownership interests or intellectual property rights it may have in and to Proprietary Items to BNYM. To the extent reasonably requested by BNYM, Company shall cooperate with BNYM, at BNYM’s expense, to cause to vest in BNYM any ownership interests or Intellectual Property Rights in any of the forgoing that do not automatically vest in BNYM.

(b) In the event a Company Web Application contains a Proprietary Item or other intellectual property of BNYM, including, but not limited to, rights in copyrighted works, trademarks and trade dress, BNYM shall retain all rights in such Proprietary Item or other intellectual property. To the extent a Proprietary Item or other intellectual property of BNYM is duplicated within a

Company Web Application to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of a BNYM Web Application or other component of the BNYM System, BNYM grants to the Company a limited, non-exclusive, non-transferable right to use such Proprietary Item or other intellectual property for the duration of its authorized use of the applicable Component System. The right granted by the foregoing sentence is limited to the intellectual property needed to replicate the appearance of the particular BNYM Web Application or other component of the BNYM System and does not extend to any other Proprietary Item or other intellectual property owned by BNYM. Company shall immediately cease using such Proprietary Item or other intellectual property immediately upon termination of the Licensed Rights governing the relevant Component System.

(c) This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement. Upon BNYM’s request, the Company shall promptly inform BNYM in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement. Nothing contained in this Agreement, no disclosure of BNYM Confidential Information and no use of Proprietary Items hereunder shall be construed as granting to or conferring on Company any rights, by license or otherwise, for any invention, discovery or improvement made, conceived, or acquired by BNYM prior to or after the date hereof. No patent application that may hereafter be made, and no claim to any trade secret or other protection, shall be prejudiced by any disclosure of Confidential Information or use of Proprietary Items hereunder. Any sale, assignment or transfer of any nature or in any manner, or any attempt to do such, by Company or any party through Company of any ownership interest or Intellectual Property Right of BNYM in the Proprietary Items shall be void. Any subcontracting or delegation of any right to access or use a Proprietary Item and any subcontracting for or delegation of the performance of any activities or functions involved in accessing or using a Proprietary Item shall be void and unenforceable against BNYM.

4.2 Company Ownership. Company will own its respective right, title, and interest, including Intellectual Property Rights, in and to the Company Data. Company hereby grants BNYM a limited, nonexclusive, nontransferable license to access and use the Company Data, and consents to BNYM’s permitting access to, transferring and transmitting Company Data, all as appropriate to Company’s use of the Licensed Rights or as contemplated by the Documentation. For the avoidance of doubt, no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Company data are transferred to BNYM by virtue of this Agreement.

4.3 Mutual Retention of Certain Rights. Each party acknowledges and agrees that, other than the Licensed Rights provided for by Section 2.1 of this Schedule B, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property. Any software, interfaces or other programs a party provides to the other party hereunder (i) shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose it was provided and in accordance with the provisions of this Agreement, and (ii) shall not be used by such party or any affiliate for any other purpose or to connect to or with any other person. To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable right to use such Intellectual Property Rights for a period of time no longer than that reasonably necessary for the communication and a party shall immediately cease using such Intellectual Property Rights immediately upon termination of the Licensed Rights governing the relevant Component System.

4.4 Use of Hyperlinks. To the extent use of hyperlinks is contemplated by the Documentation for a particular Component System: The Company hereby grants to BNYM a royalty-free, nonexclusive, nontransferable and revocable right to use the Company’s hyperlink in connection with the relevant Licensed Services; BNYM hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right to use BNYM `s hyperlink in connection with providing the relevant Licensed Services; each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks; and a party shall immediately cease using another party’s hyperlink immediately upon termination of the Licensed Rights governing the relevant Component System.

4.5 Use of Marks. To the extent one party’s Marks must be utilized by the other party in connection with the operation of a particular Component System or the Licensed Services related to the particular Component System: the Company hereby grants to BNYM a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System; BNYM hereby grants to the Company a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System; all use of Marks shall be in accordance with the granting party’s reasonable policies regarding the advertising and usage of its Marks as established from time to time; the Company hereby grants BNYM the right to display the Company’s Mark’s on applicable BNYM Web Applications and in advertising and marketing materials related to the BNYM Web Application and the Licensed Services provided by the relevant Component System; each party shall retain all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the limited right granted in this Section 4.5; use of the Marks hereunder by the grantee pursuant to this limited right shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof; each party shall exercise reasonable efforts within commercially reasonable limits, to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided to it by the other party in writing from time to time, and all “point and click” features relating to Authorized Persons’ acknowledgment and acceptance of such disclaimers and notifications; and a party shall immediately cease using another party’s Marks immediately upon termination of the Licensed Rights governing the relevant Component System.

SECTION 5. REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1 Right to Grant Rights; No Infringement; BNYM Indemnification.

(a) BNYM warrants to Company that BNYM has the full legal right to grant Company the right to use the Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNYM’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person. BNYM shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty. BNYM shall have no liability or obligation under this Section 5.1 unless Company gives written notice to BNYM within ten (10) days (provided that later notice shall relieve BNYM of its liability and obligations under this Section 5.1 only to the extent that BNYM is prejudiced by such later notice) after any applicable infringement claim is initiated against Company and allows BNYM to have sole control of the defense or settlement of the claim, subject to the agreement of the Company to any settlement that does not release the Company from all liability. The remedies provided in this Section 5.1 are the sole remedies for a breach of the warranty contained in this Section 5.1. If any applicable claim is initiated, or in BNYM’s sole opinion is likely to be initiated, then BNYM shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

(iii)

if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights with respect to the infringing part of the Licensed System and refund any fees paid by the Company with respect to future periods affected by such limitation or termination.

(b) Neither BNYM nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to (i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule B or Company’s breach of this Schedule B; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNYM or made by BNYM at the request or direction of the Company, (iii) BNYM’s compliance with the instructions or requests of Company relating to a Proprietary Item; (iv) any combination of a Proprietary Item with any item, service, process or data not provided by BNYM, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNYM or the use of open source software, (vii) Company’s failure to license and maintain copies of any third-party software required to operate the any BNYM Software, (viii) Company’s failure to operate the BNYM Software in accordance with the Documentation, or (ix) Data Faults (collectively, “Excluded Events”). Company will indemnify, and with respect to third party claims will defend, and hold harmless BNYM and Third Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events.

5.2 BNYM Warranties. BNYM warrants that:

(i)

except for Direct Third Party Products, with respect to which no warranty is made, and subject to the last sentence of Section 2.3, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause (i) BNYM shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty; and

(ii)

BNYM owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary for and related to the provision of the Licensed Rights and to grant the right granted under Section 2.1.

5.3 Warranty Disclaimer. THE LICENSED SYSTEM AND ALL RELATED SERVICES ARE MADE AVAILABLE TO COMPANY ON AN “AS IS”, “AS AVAILABLE” BASIS. UNLESS A SPECIFIC WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE C, NO WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE C, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT, DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR PURPOSE.

5.4 Limitation of Warranties. The warranties made by BNYM in this Schedule B, and the obligations of BNYM under this Schedule B, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6. OTHER PROVISIONS

6.1 Scope of Services. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase. BNYM shall not be obligated to develop or implement Upgrades, but to the extent it elects to do so Section 3.1 shall apply.

6.2 Additional Provision Rewarding Governing Law. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

6.3 Third Party Providers. Except for those terms and conditions that specifically apply to Third Party Providers, under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Except as may be provided in Third Party Agreements, Company shall have no rights or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.4 Liability Provisions.

(a) Notwithstanding any provision of the Main Agreement or this Schedule B, BNYM shall not be liable under this Schedule B under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.

(b) Notwithstanding any provision of the Main Agreement or this Schedule B, BNYM’s cumulative, aggregate liability to the Company for any Loss, including Loss arising from Claims for indemnification pursuant to the Main Agreement and this Schedule B, that arises or relates to a term of this Schedule B, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the fees paid by Company to BNYM for use of the particular Component System with respect to which the claim of Loss was made for the six (6) months immediately prior to the date the last claim of Loss relating to the particular Component System arose.

(c) In the event of a material breach of this Schedule B by BNYM with respect to the operation of a particular Component System, Company’s sole and exclusive termination remedy shall be to terminate the Licensed Rights granted by this Schedule B to the particular Component System with respect to which the material breach occurred by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement or the Licensed Rights with respect to any other Component System unless the breach constitutes a material breach of the Agreement in which case Section 13(c) of the Main Agreement shall apply. For purposes of clarification: The foregoing sentence is not intended to restrict, modify or abrogate any remedy available to a Company under another provision of the Agreement for a breach of Schedule B by BNYM other than the termination remedy.

6.5 Assignment. Company may not, and shall not under any circumstances, assign, license, sublicense, grant rights to use or otherwise transfer any Licensed Rights or any right in or part thereof or any obligation under this Schedule B, and any such assignment or transfer or attempted assignment or transfer shall be void.

6.6 Return of Proprietary Items. Upon a termination of this Agreement or a termination of the right to use the Licensed System or a right to use a particular Component System, or at the end of a Continuation Period (as defined in Section 6.15), as applicable, Company shall immediately cease attempts to access and use the relevant Component Systems and related Proprietary Items, and Company shall promptly return to BNYM all copies of the relevant Documentation and any other related Proprietary Items then in Company’s possession. Company shall remain liable for any payments due to BNYM with respect to the period ending on the date of termination or any Continuation Period, as applicable, and any charges arising due to the termination.

6.7 Conflicts. Applicable terms of the Main Agreement shall apply to this Schedule B but any conflict between a term of the Main Agreement and this Schedule B shall be resolved to the fullest extent possible in favor of the term in this Schedule B.

6.8 Exclusivity. Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System. For clarification: this means the Company will not use any system, subsystem, component or functionality of another service provider to perform functions or services similar to those provided by the Licensed System.

6.9 Term. The term of this Schedule B shall be the same as the term in effect for the Main Agreement, including with respect to any renewal terms. Additionally, with respect to each Component System to which the Company is given access and use, the term applicable to BNYM’s obligation to furnish the Component System and the Company’s obligation to pay the fees and charges applicable to the Component System (“Component System Obligations”) shall be the same as the term applicable to the Core Services, including with respect to any renewal term. For clarification: this Schedule B and the Component System Obligations may be terminated only in connection with a termination of the Main Agreement in accordance with the termination provisions set forth in the Main Agreement, except where this Schedule specifically sets forth an additional termination right.

6.10 Confidentiality. Company agrees to maintain the confidentiality of and protect the Proprietary Items and to prevent access and use not permitted hereunder with at least the same degree of care that it utilizes with respect to its own proprietary and nonpublic material, including without limitation agreeing:

(i)

not to disclose to or otherwise permit any person access to, in any manner, the Proprietary Items, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee of Company in the course of his or her employment and who is bound to maintain the confidentiality thereof;

(ii)	not to use the Proprietary Items for any purpose other than in connection with the Company’s exercise of the Licensed Rights, without the consent of BNYM; and

(iii)

to promptly report to BNYM any facts, circumstances or events that are reasonably likely to constitute or result in a breach of this Section 6.10 or a breach of Section 4 of the Main Agreement with respect to the Proprietary Items, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

6.11 Provisions Applicable Solely to IAM. In connection with any permitted access and use of IAM, the Company agrees, at its expense, to;

(a) Provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain a Company Web Application as contemplated by IAM Documentation, including the functionality necessary to maintain the hypertext links to IAM (“Company IAM Site”);

(b) Promptly provide BNYM written notice of changes in Fund policies or procedures requiring changes to the IAM settings or parameters or services (“Parameter Changes”); provided, however, this provision shall be interpreted to require BNYM to modify only adjustable settings and parameters already provided for in IAM in response to a Parameter Change and not to require BNYM to effect any Upgrade;

(c) Work with BNYM to develop Internet marketing materials for Permitted Users and forward a copy of appropriate marketing materials to BNYM;

(d) Promptly revise and update applicable prospectuses and other pertinent materials, such as user agreements, to include the appropriate consents, notices and disclosures, including disclaimers and information reasonably requested by BNYM;

(e) With respect to the Company IAM Site, maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by BNYM in writing from time to time, and all “point and click” features relating to acknowledgment and acceptance of such disclaimers and notifications; and

(f) Design and develop the Company IAM Site functionality necessary to facilitate, implement and maintain the hypertext links to IAM and the various inquiry and transaction web pages and otherwise make the Company IAM Site available to Permitted Users.

6.12 Termination and Suspension by BNYM.

(a) In the event of a material breach of this Schedule B by Company, BNYM may terminate the Licensed Rights in their entirety and all access to and use of the Licensed System by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement.

(b) In the event BNYM reasonably believes in good faith that any activity (i) of the Company or a Permitted User constitutes a breach of a provision of this Schedule B governing access to or use of the BNYM System, or (ii) any activity presents a threat to the integrity or security of the BNYM System or the information contained within it (a “Use Incident”), BNYM may without incurring any liability hereunder, temporarily suspend access to and use of the Licensed System or a Component System solely for the amount of time necessary for the investigation and resolution of the issues, and shall notify the Company as soon as practicable under the circumstances of such action and the conduct believed to be a Use Incident. BNYM shall exercise this right with diligence to minimize the impact of any such suspension. The parties agree to promptly cooperate in good faith to address such issues. The Company shall indemnify BNYM for all Loss, and to the extent applicable defend BNYM against all Loss, resulting from or arising out of or in connection with a Use Incident attributable to conduct of the Company, an Authorized Person or Permitted User.

6.13 Equitable Relief. Company agrees that BNYM would not have an adequate remedy at law in the event of a breach or threatened breach of a Use Provision by the Company and that BNYM would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event Company breaches or threatens to breach a Use Provision, in addition to and not in lieu of any legal or other remedies BNYM may pursue hereunder or under applicable law, Company hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, BNYM’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

6.14 Survival. Sections 2.1(b), 2.12, 4.1, 4.2, 4.3, 6.10, provisions which by their nature are applicable after an agreement termination, provisions expressly stated to survive termination and any provisions appropriate to interpret such provisions or to determine the rights or obligations of the parties surviving termination of the Agreement by law, shall survive any termination of the Main Agreement, this Schedule B or the Licensed Rights.

6.15 Provisions Applicable Solely to the 22c-2 System. In connection with any permitted access and use of the 22c-2 System, the Company agrees as follows:

(a) Definitions. The following terms have the following meanings solely for purposes of this Section 6.15:

“Commercially Reasonable Efforts” means efforts that are reasonable under the circumstances for a well managed company in the securities processing industry.

“Company 22c-2 Data” means, collectively, the Fund Data, the Shareholder Data and the Supplemental Data.

“Company Database” means the database maintained within the 22c-2 System by and for Company containing the Company 22c-2 Data.

“Financial Intermediary” means a financial intermediary as that term is defined in Rule 22c-2.

“Front End Data” means the transaction data relating to the Fund and the accounts of Shareholders of the Fund (i) specified by applicable Documentation for use within the 22c-2 System to yield reports intended to assist the Company in determining the Financial Intermediaries from which additional transactional details could be requested for purposes of compliance with SEC Rule 22c-2, and (ii) which has been selected by the Company and transmitted to the Company Database.

“Fund Data” means, collectively, the Front End Data and the Fund Settings.

“Fund Settings” means the Fund preferences, parameters, rules and settings inputted into the Company Database and 22c-2 System by Company to administer a Fund’s Rule 22c-2 policies.

“Rule 22c-2” means Rule 22c-2 of the SEC promulgated under the 1940 Act.

“Shareholder” means a shareholder, as that term is defined in Rule 22c-2, of the Fund.

“Shareholder Data” means the transaction data with respect to Shareholders in a Fund requested by Company that a Financial Intermediary, for access and use by Company in the 22c-2 System, (i) delivers to BNYM by a Designated Method, or (ii) delivers to Company and is inputted into the Company Database by Company.

“SRO” means any self-regulatory organization, including national securities exchanges and national securities associations.

“Supplemental Data” means any data or information, other than the Shareholder Data and Fund Data, inputted into the Company Database by Company, or provided to BNYM and inputted into the Company Database by BNYM as an additional service, that Company has reasonably determined is necessary in the operation of the 22c-2 System for purposes of compliance with Rule 22c-2.

(b) Availability. BNYM shall make the 22c-2 System available to Company from 8:00 a.m. to 6:00 p.m., Eastern Time, during days the New York Stock Exchange is open for trading, except for periods therein in which BNYM suspends access for maintenance, backup, updates, upgrades, modifications required due to changes in applicable law, or other commercially reasonable purposes as reasonably determined by BNYM. BNYM will use Commercially Reasonable Efforts to limit any periods of nonavailability due to the foregoing activities.

(c) Third Party Provisions. Company’s use of the 22c-2 System shall be subject to the terms and conditions contained in BNYM’s agreements with Third Party Providers that BNYM is required by such agreements to apply to users of the software or services of the particular Third Party Provider to the extent notified of such terms and conditions by BNYM.

(d) BNYM Modifications. Company hereby accepts all such modifications, revisions and updates, including changes in programming languages, rules of operation and screen or report format, as and when they are implemented by BNYM, and agrees to take no action intended to have or having the effect of canceling, reversing, nullifying or modifying in any fashion the operation or results of such modifications, revisions and updates. BNYM will make Commercially Reasonable Efforts to give Company advance written notice before any such modifications, revisions or updates to the 22c-2 System go into effect.

(e) Shareholder Data.

(1) Company acknowledges that Financial Intermediaries, not BNYM, provide the Shareholder Data, that Company’s access to the Shareholder Data through use of the 22c-2 System is dependent upon delivery of the Shareholder Data by the Financial Intermediaries, and that BNYM is not responsible or liable in any manner for any act or omission by a Financial Intermediary with respect to the delivery of Shareholder Data. Company also acknowledges that Financial Intermediaries may deliver Shareholder Data which modifies Shareholder Data previously delivered or may refuse to provide Shareholder Data and that BNYM is not responsible or liable in any manner for any such modification of Shareholder Data or any such refusal to deliver Shareholder Data.

(2) Company has sole responsibility for authorizing and directing a Financial Intermediary to deliver Shareholder Data that Company may require for purposes of Rule 22c-2. BNYM shall be obligated to receive and input into the Company Database only that Shareholder Data which has been delivered by a Financial Intermediary through the facilities maintained for such purpose by the NSCC or through the internal communications links provided in the 22c-2 System (“Designated Methods”). Company shall be solely responsible for inputting into the Company Database and the 22c-2 System any Shareholder Data delivered by a method other than a Designated Method.

(f) Company 22c-2 Data. As between Company and BNYM, Company alone shall be responsible for obtaining all Fund Data, Shareholder Data and Supplemental Data that Company determines is required in connection with its use of the 22c-2 System. As between Company and BNYM, Company is also exclusively responsible for (i) the accuracy and adequacy of all Company 22c-2 Data; (ii) the review for accuracy and adequacy of all output of the 22c-2 System before reliance or use (provided the 22c-2 System is operating in accordance with the Documentation); and (iii) the establishment and maintenance of appropriate control procedures and back up procedures to reduce any loss of information, interruption or delay in processing Company 22c-2 Data after received by Company. Company shall comply with all applicable laws and obtain all necessary consents from any person, including Financial Intermediaries, regarding the collection, use and distribution to BNYM of Company 22c-2 Data as contemplated herein and of any other information or data regarding Company and the Fund that Company provides or causes to be provided for the purposes set forth herein.

(g) Communications Configuration. Company shall be responsible, at its expense, for procuring and maintaining the communications equipment, lines and related hardware and software reasonably specified by BNYM to comprise the communications configuration required for Company to use the 22c-2 System and any Updates and General Upgrades to the communications configuration.

(h) Front End Data. As between Company and BNYM, Company shall be solely responsible for selecting Front End Data, identifying it to BNYM and directing BNYM to transmit the identified Front End Data from the BNYM transfer agent system to the Company 22c-2 Database in the 22c-2 System. Company hereby authorizes BNYM to transmit Front End Data to the 22c- 2 System without further action on anyone’s part upon receiving a communication from Company identifying Front End Data for transmission to the 22c-2 System.

(i) Restricted Use of Company 22c-2 Data. The Company 22c-2 Data constitutes ““Confidential Information”“ for all purposes of Section 4 and other applicable provisions of the Main Agreement. As between the Company and BNYM, title to all Company 22c-2 Data and all related intellectual property and other ownership rights shall remain exclusively with Company. Company authorizes BNYM to maintain and use Company 22c-2 Data solely in the manner contemplated by applicable Documentation and this Agreement and to aggregate Company 22c- 2 Data in the Company Database with data of other users of the 22c-2 System to analyze and enhance the effectiveness of the 22c-2 System and to create broad-based statistical analyses and reports for users and potential users of the 22c-2 System and industry forums.

(j) Application of Results. Except to the extent that the results are inaccurate due to BNYM’s Liable Conduct, neither BNYM nor any Third Party Provider shall have liability for any loss or damage resulting from any application of the results, or from any unintended or unforeseen results, obtained from the use of the 22c-2 System or any related service provided by BNYM.

(k) Exclusion for Unauthorized Actions. Neither BNYM nor any Third Party Provider shall have any liability with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to any unauthorized or improper use, alteration, addition or modification of the 22c-2 System by Company, any combination of the 22c-2 System with software not specified by applicable Documentation and any other use of the 22c-2 System in a manner inconsistent with this Agreement or applicable Documentation.

(l) Disclaimer. BNYM DOES NOT WARRANT THAT USE OF THE 22C-2 SYSTEM BY COMPANY GUARANTEES COMPLIANCE WITH RULE 22C-2 OR ANY OTHER FEDERAL, STATE, LOCAL OR SRO LAW OR REGULATION. BNYM DOES NOT ASSUME ANY RESPONSIBILITY FOR ANY ASPECT OF LEGAL AND REGULATORY COMPLIANCE BY OR ON BEHALF OF COMPANY, NOR SHALL COMPANY REPRESENT OTHERWISE TO ANY PERSON. COMPANY’S USE OF THE 22C-2 SYSTEM AND ANY OTHER SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT BE DEEMED LEGAL ADVICE.

(m) Hardware Disclaimer. Under no circumstance shall BNYM or a Third Party Provider be liable to Company or any other Person for any loss of profits, loss of use, or for any damage suffered or costs and expenses incurred by Company or any Person, of any nature or from any cause whatsoever, whether direct, special, incidental or consequential, arising out of or related to computer hardware.

(n) Termination by BNYM. BNYM may immediately terminate Company’s right to use and Company’s access to and use of the 22c-2 System upon the occurrence of any of the following events:

(a) Company engages in conduct which infringes or exceeds the scope of the right granted to Company by Section 2.1 of this Schedule B and does not cure the breach within ten (10) business days after receiving written notice from BNYM; or

(b) A Third Party Provider terminates any relevant agreement the Third Party Provider has with BNYM that is necessary in order for BNYM to be able to license (or continue to license) the 22c-2 System to Company. BNYM agrees to provide Company with as much notice of such termination as BNYM receives from the Third Party Provider.

(o) Continuation Period. In the event the Agreement is terminated and in connection with such a termination the parties agree that Company will continue to have access to and use of the 22c-2 System, then the terms of this Agreement shall apply during any such continuation period. The term of any such continuation period shall be day to day and the continuation period may be terminated immediately by either party at any time by written notice notwithstanding the contents of any notice or other communication the parties may exchange, unless both parties agree in writing to such contents. A continuation period as described in this subsection (o) is referred to herein as a “Continuation Period”.

(p) Effect of Termination. Following a termination of the Agreement or at the end of a Continuation Period, as applicable, BNYM will (i) dispose of all Company 22c-2 Data in accordance with its applicable backup and data destruction policies, and (ii) use good faith efforts to make electronic copies of Company 22c-2 Data in existing report formats of the 22c-2 System to the extent reasonably requested by Company no less than thirty (30) days in advance of the termination of the Agreement.

(q) This Agreement shall benefit and be enforceable by Third Party Providers of the 22c-2 System.

6.16 Internet and Mobile Applications.

(a) Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that to the extent the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties, each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet.

(b) In connection with the use of any device by the Company or a Permitted User which utilizes a wireless connection, whether to a router or other computer equipment or to a wireless telecommunications network or system, in whole or in part to access the BYNM System directly or through the Internet, BNYM shall not be responsible in any respect for the functions or malfunctions of such telecommunications network or system or wireless connection or for the loss of personal information or Security Codes or for events of identity theft occurring through such telecommunications network or system or wireless connection.

6.17 Requirement For Written Consent or Written Release. No failure to act, no omission, no failure to respond, object or deny consent, and no other instance of an absence of action or communication (collectively, “Forbearance”) shall be construed as a consent or waiver (implied, constructive, deemed or otherwise) under this Schedule B. Any conduct (as defined in the Main Agreement) not expressly permitted by this Schedule B, notwithstanding any number of occurrences of the conduct, any number of requests to engage in the conduct, any failures of BNYM to discover the conduct and any number of related Forbearances, shall be prohibited in the absence of a written consent to the conduct or a written waiver of a relevant prohibition or restriction.

6.18 Aggregation And Other Third Party Services.

(a) In the event (i) BNYM facilitates connectivity with, develops or implements functionality, APIs, transmission protocols or any other technological service, product or item that permits or enables a third party acting on behalf of the Company or a Permitted User to access or use a Component System or any part of the BNYM System for any purpose

(“Connected Component”), including without limitation to access, use, extract, retrieve, input or modify Company Data or other confidential, private or personal information of the Company or a Permitted Use or to conduct financial or non-financial transactions (such access and use being an “Investment Service”, and such third party being an “Investment Service Provider”), (ii) Company elects to access and use or permit Permitted Users to access and use a Connected Component, and (iii) in connection therewith the Company or a Permitted User furnishes one or more Security Codes to the Investment Service Provider:

(1)

Company acknowledges that in order to permit an Investment Service Provider to provide an Investment Service BNYM may implement or operate information security processes, procedures, features or characteristics with respect to the Connected Component that differ from the information security processes, procedures, features and characteristics it maintains for some or all of the other components of the BNYM System (“Security Differences”) and in consideration for its access and use of a Connected Component or for BNYM permitting Permitted Users to access and use a Connected System it consents to the existence of the Security Differences and agrees that the Security Differences do not constitute negligence or other Liable Conduct on the part of BNYM; and

(2)

Company agrees that BNYM bears no liability or responsibility of any nature to Company for any Loss or other consequences arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system, and that it shall indemnify and defend BNYM in accordance with the terms of Section 12 of the Main Agreement for all Loss incurred by BNYM or its affiliates arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system.

(b) BNYM bears no liability or responsibility for Loss or other consequences arising from the use of a Security Code established by or for the Company or a Permitted User by any person not specifically permissioned by the Security Code to access and use the BNYM System or any of its Component Systems or from the use of such Security Code other than as specifically permissioned by the Security Code.

[Remainder of Page Intentionally Blank]

EXHIBIT 1 TO SCHEDULE C

AdvisorCentral	A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by Company and for Company back offices to view the same data.

ACE	ACE Settlement (Automated Control Environment) - Performs automated mutual fund settlement, dividend settlement, tax withholding tracking, and gain loss settlement and produces the supersheet that contains a summary of dollar and share activities. Includes in the foregoing all estimation functions previously performed by ACE Estimate.

AHD	(Automated Help Desk) - a Web based help desk application used to log and track transactional issues.

AOS	AOS (Advanced Output Solutions) Digital Reports - Provides access to and the ability to print certain digital output output generated by the Document Solutions system in connection with services provided to customers of clients, such as customer statements, customer confirmations and customer tax forms.

CMS*	(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors. The principal subsystems are Correspondence, Customer Relationship Manager (automates call center activities), Image and Operational Desktop and includes E-Forms.

DAZL	(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS	(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the Company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

IFM System	(Intermediary Fee Management System) - application that facilitates the management, processing and payment of amounts owed by the Fund to financial intermediaries as distribution expenses.

FPT	(Fund Pricing Transmission) (formerly known as PRAT) - application that receives fund price and rate information from fund accounting agents on a nightly basis, edits and performs quality control checks on the information, then uploads the prices and rates to the mainframe recordkeeping system, allows the user the ability to view, enter, upload, download, and print price/rate information.

FSR	(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, repurchases, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting. FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access. Also includes a functionality that temporarily stores systems-generated reports electronically before being transferred to COLD.

IAM	(Internet Account Management, also known as NextGen) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes and includes an administrator site. Optional security enhancements may be offered through this site.

NSCC*	(National Securities Clearing Corporation) - application allowing web-based utility at user’s desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

Mobius	Document management system that provides for the storage and retrieval of reports generated on a mainframe. Mobius replaced COLD.

OOM	(Online Output Management) - functionality permitting user to view within the Document Solutions processing system (performs print mail and tax form production and fulfillment services) the location of a specific output, such as a confirmation or statement, in the Document Solutions work flow.

TLM	Centralized, automated, reconciliation platform and governance structure supporting reconciliation as an enterprise-wide business service which has the ability to reconcile cash, asset positions and transactions, real-time trade confirmations, and market value. TLM replaced RECONPlus.

TRS	(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

22c-2 System	The data warehousing, analytic and administrative applications together with the related software, interfaces, functionalities, databases and other components provided by BNYM to assist fund sponsors and their principal underwriters in satisfying requirements imposed by Rule 22c-2.

*

For clarification: Company or a Permitted User may be given a right to access and use one or more separable components of this system rather than the entire system and any right to access and use one of more of such separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of other system components.

[End to Exhibit 1 to Schedule B]

[End to Schedule B]

Schedule C

Dated: April 19th, 2023

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Re:	Letter Agreement Relating to the Demand Deposit Accounts Established by BNY Mellon Investment Servicing (US) Inc. at The Bank of New York Mellon for the Benefit of the Fund

Dear Sirs:

This Schedule C constitutes Schedule C to the “TA Agreement”, which is hereby defined to mean the Transfer Agency And Shareholder Services Agreement, dated as of the date indicated above, between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and KKR Asset-Based Income Fund (“Fund”). Capitalized terms used but not defined in this Schedule C shall have the meaning ascribed to them in the TA Agreement. The Fund is party to a Custody Agreement with The Bank of New York Mellon (the “Bank”) dated on or about April 3, 2023. Such custody agreement, including as it may be amended in the future, is referred to herein as the “Custody Agreement”.

The TA Agreement provides, among other things, for BNYM to provide cash administration services to the Fund, utilizing one or more demand deposit accounts or other accounts established at the Bank in the name of BNYM for the benefit of the Fund (the “DDA”). In particular, BNYM will utilize the DDAs (i) to accept payments for the purchase of Fund shares and forward such payments once funds have been collected to the Bank for deposit into the custody account of the Fund established with the Bank pursuant to the Custody Agreement (“Custody Account”); and (ii) in connection with repurchases of Fund shares by Fund shareholders and with cash distributions effected by the Fund, such as dividend payments and capital gains distributions, to accept monies from the Bank drawn from the Custody Account and to remit such amounts to appropriate parties.

In connection with BNYM’s performance of transfer agency services and in particular the cash administration services described above, BNYM may be notified of a Fund payment obligation that BNYM as transfer agent is expected to satisfy but the amount required to satisfy the particular payment obligation of the Fund may exceed the amount of funds then available for transfer in the relevant DDAs (such excess amount if transferred by BNYM being hereinafter referred to as an “Overdraft Amount”).

The need to transfer an Overdraft Amount may occur due to any one or more of the transfer needs of the Fund that arise in the ordinary course of the Fund’s business, such as, by way of illustration, and not limitation: purchase payments being forwarded to the Custody Account one day after receipt while the check representing the payment takes more than one day to clear.

The Fund acknowledges, consents and agrees with the statements made above and as follows:

Overdraft Amounts shall constitute advances, overdrafts, indebtedness and an outstanding obligation of the Fund under the Custody Agreement.

The Fund agrees that the Bank shall at no time be under any obligation whatsoever to advance funds or to extend credit in connection with the transfer agency activities conducted by BNYM on behalf of the Fund and in particular the cash administration activities described herein, including without limitation an advance or extension of credit constituting an Overdraft Amount, even if it has done so as part of a regular pattern of conduct, and that the Bank may at any time in its sole discretion and without notice decline to continue or re-extend any such advance or credit.

Notwithstanding the absence of an obligation to do so, the Bank may in its sole discretion elect to transfer on behalf of the Fund an amount of funds that constitutes an Overdraft Amount and that by electing to transfer funds constituting an Overdraft Amount the Bank does not, even if it has transferred funds constituting Overdraft Amounts as part of a regular pattern of conduct in the past waive any rights under this letter agreement or assume the obligation it has expressly disclaimed in the immediately preceding paragraph and the Bank may at any time in its sole discretion and without notice decline to continue to make such transfers.

The Fund is at all times obligated to pay to the Bank an amount of money equal to the Overdraft Amounts and such amounts are payable, and shall be paid, together with such accrued interest as may be charged by the Bank in accordance with the Custody Agreement, by the Fund immediately upon demand by the Bank, except that to the extent the Fund repays outstanding Overdraft Amounts and any accrued interest to BNYM pursuant to Section 9(c)(iv) of the TA Agreement, the Fund’s obligation to repay that amount to the Bank pursuant to this letter agreement shall be deemed satisfied.

In order to secure repayment of Overdraft Amounts, the Fund agrees that the Bank shall to the maximum extent permitted by law have a continuing lien and security interest in all property of the Fund specified in clauses (a) and (b) of the first sentence of Section 9.4 of the Custody Agreement to the same extent that the Bank has such continuing lien and security interest in such property pursuant to Section 9.4 of the Custody Agreement considered in its entirety. In addition, the Bank shall have all rights set forth in Section 9.5 of the Custody Agreement as fully and complete as if said Section 9.5 were set forth in this letter agreement.

This letter agreement has been duly authorized, executed and delivered by the Fund, constitutes its valid and legally binding obligation, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits its execution or performance of this letter agreement.

This letter agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The parties consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS LETTER AGREEMENT.

This letter agreement may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the letter agreement physically delivered, on a copy of the letter agreement transmitted by facsimile transmission or on a copy of the letter agreement transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the letter agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this letter agreement or of executed signature pages to counterparts of this letter agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this letter agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this letter agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this letter agreement to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this letter agreement by Electronic Signature, affirms authorization to execute this letter agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this letter agreement and an agreement with its terms.

Sincerely,		ACKNOWLEDGED AND AGREED:

KKR Asset-Based Income Fund		The Bank Of New York Mellon

By:	/s/ Iris Wu	By:	/s/ Shalini O’Suilleabhain
Name:	Iris Wu		Authorized Signer
Title:	Authorized Signatory	Name:	Shalini O’Suilleabhain

Schedule D

Authorized Persons

Each of the following individuals is an “Authorized Person” of the “Fund”, as those terms are defined and used in the Transfer Agency And Shareholder Services Agreement, dated as of April 19th, 2023, by and between BNY Mellon Investment Servicing (US) Inc. and KKR Asset-Based Income Fund.

Name:
Name:
Name:
Name:
Name:
Name:
Name:
Name:

Terms not specifically defined in this Schedule D shall have the meaning ascribed elsewhere in the Agreement.

BNYM may at all times rely on the most recently dated Schedule D. For clarification: this means that BNYM will at all times and under all circumstances rely on and use a properly completed Schedule D until it is replaced by a properly completed Schedule D bearing a later date. A Schedule D will take effect on the date signed by BNYM.

For clarification: BNYM is not obligated to verify signatures nor issue nor require any security IDs, passwords or other security codes in connection with its interaction with Authorized Persons in such capacity.

KKR Asset-Based Income Fund	Acknowledged and accepted:

BNY Mellon Investment Servicing (US) Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

SCHEDULE E

INFORMATION SECURITY ADDENDUM

I. General

This Schedule E forms part of and is incorporated into the Transfer Agency And Shareholder Services Agreement, dated April 19th, 2023 (the “TA Agreement”) by and between KKR Asset-Based Income Fund (“Customer”), and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”). BNY Mellon’s obligations under this Schedule E are in addition to its other obligations under the TA Agreement.

In the event of a conflict amongst the other terms of the TA Agreement and the terms of this Schedule E, the more protective terms with regard to Customer Data will apply.

Capitalized terms used but not defined in this Addendum shall have the meanings provided elsewhere in the TA Agreement.

II. Information Security Program Overview

A. During the term of the Custody Agreement, BNY Mellon will implement and maintain an information security program (“ISP”) with written policies and procedures reasonably designed to protect the confidentiality and integrity of Customer’s Confidential Information provided to BNY Mellon in accordance with this Agreement and when in BNY Mellon’s possession or under BNY Mellon’s control (“Customer Data”). The ISP will include administrative, technical and physical safeguards, appropriate to the type of Customer Data concerned, reasonably designed to: (i) maintain the integrity, confidentiality and availability of Customer Data; (ii) protect against anticipated threats or hazards to the security or integrity of Customer Data; (iii) protect against unauthorized access to or use of Customer Data that could result in substantial harm or inconvenience to Customer, and (iv) provide for secure disposal of Customer Data.

B. BNY Mellon’s program is dynamic and may be modified to address technological changes or changes in the threat landscape, BNY Mellon’s business activities or other factors. BNY Mellon reserves the right to modify the ISP at any time, provided that BNY Mellon shall not diminish the overall level of protection this rider is intended to provide.

III. Security Incident Response and Notice

A. BNY Mellon will maintain a documented incident management process designed to ensure timely detection of security events and response thereto.

B. In the event of a declared Security Incident, BNY Mellon will (i) promptly notify Customer, (ii) provide updates to Customer regarding BNY Mellon’s response and (iii) use reasonable efforts to implement measures designed to prevent a reoccurrence of Security Incidents of a similar nature.

C. “Security Incident” means any known (i) breach of nonpublic personal information as defined in the Gramm-Leach-Bliley Act of 1999 (“NPPI”) that is notifiable under state law or a personal data breach as defined under the EU General Data Protection Regulation 2016/679 (“GDPR”) or (ii) loss or unauthorized access, disclosure, use, alteration or destruction of Customer Data (other than NPPI and or personal data as defined under the GDPR) or (iii) successful attempt to gain unauthorized access to, or disrupt or misuse a component of BNY Mellon’s network that directly impacts its provision of the Services or any known unsuccessful attempt to do the same that in BNY Mellon’s reasonable determination is sufficiently serious enough to notify Customer.

IV. Governance

A. BNY Mellon shall, no more than once in a 12 month period (unless otherwise agreed to between the parties), (i) and upon request, provide a copy of its most recent SSAE-18 or equivalent external audit report to Customer, which Customer may disclose solely to its internal or external auditors that are subject to written confidentiality obligations to use reasonable care to safeguard the report and not to disclose the report to any third party or use the report for any purpose other than evaluating BNY Mellon’s security controls; (ii) engage a third party provider to perform penetration testing of the BNY Mellon systems used to provide the Services and, upon request, provide Customer with a confirmation of such testing, and (iii) upon request, participate in Customer’s reasonable information security due diligence questionnaire process.

B. BNY Mellon shall also, no more than once in any 12 month period and upon request, on a mutually agreed date during business hours and subject to BNY Mellon’s facility security policies and availability of personnel:

(i)

meet with Administrator’s subject matter experts in a BNY Mellon clean room to review information security policies, procedures and similar related information; provided that no documentation may be copied, disclosed to any third party, or transmitted or removed from BNY Mellon premises except as mutually agreed in writing; and

(ii)

permit access to a BNY Mellon data center used to process Customer Data and provide the Services by no more than three of Customer’s representatives, including employees of a regulatory or supervisory authority of Customer that is also a regulatory or supervisory authority of BNY Mellon, for a maximum of 3 hours in order to conduct a visual inspection of the environment and its controls.

C. Notwithstanding any provision in the Agreement to the contrary, Customer shall not disclose any verbal or written information obtained during the foregoing meetings described in above subsections (i)-(ii) to any third party or use it for any purpose other than evaluating BNY Mellon’s security controls, without BNY Mellon’s prior written consent. The Administrator shall reimburse BNY Mellon for any costs and expenses reasonably incurred in connection with Customer’s review (including that of the regulatory or supervisory authority personnel) of BNY Mellon’s security controls and data center.

V. Network and Communications Security

A. Asset Management. BNY Mellon will maintain an inventory of its system components, hardware and software used to provide the Services, and will review and update such inventory in accordance with the ISP.

B. Change Management. BNY Mellon shall require that changes to its network or software used to provide the Services are tested and applied pursuant to a documented change management process.

C. Security Monitoring. BNY Mellon will monitor cyber threat intelligence feeds daily. BNY Mellon will deploy Denial of Service (DoS) and Distributed DoS solutions.

D. Network Segmentation. BNY Mellon’s infrastructure utilizes a multi-tier architecture, including a DMZ, to isolate the internal infrastructure from external networks. Traffic from external sources will traverse firewalls and pass through multiple layers of malware protection prior to processing. BNY Mellon’s production environment used to provide the Services will be segregated from pre-production regions and BNY Mellon’s internal segment.

E. Vulnerability Management. BNY Mellon will maintain a documented process to identify and remediate security vulnerabilities affecting its systems used to provide the Services. BNY Mellon will classify security vulnerabilities using industry recognized standards and conduct continuous monitoring and testing of its networks, hardware and software including regular penetration testing and ethical hack assessments. BNY Mellon will remediate identified security vulnerabilities in accordance with its process.

F. Malicious Code. BNY Mellon will deploy industry standard malicious code protection and identification tools across its systems and software used to provide the Services.

G. Communications. BNY Mellon will protect electronic communications used in the provision of Services, including instant messaging and email services, using industry standard processes and technical controls and in accordance with the ISP.

VI. Application Security. The ISP will require that in-house application development be governed by a documented secure software development life cycle methodology, which will include deployment rules for new applications and changes to existing applications in live production environments.

VII. Logging. The ISP will require the maintenance of network and application logs as part of BNY Mellon’s security information and event management processes. Logs are retained in accordance with law applicable to BNY Mellon’s provision of the Services as well as BNY Mellon’s applicable policies. BNY Mellon uses various tools in conjunction with such logs, which may include behavioral analytics, security monitoring case management, network traffic monitoring and analysis, IP address management and full packet capture.

VIII. Data Security

A. Identity & Access Management. BNY Mellon will implement reasonable and industry recognized user access rules for users accessing Customer Data based on the need to know and the principle of least privilege, and including user ID and password requirements, session timeout and re-authentication requirements, unsuccessful login attempt limits, privileged access limits and multifactor authentication or equivalent safeguard where risk factors indicate that single factor authentication is inadequate. B. Data Segregation. The ISP will require that (i) Customer Data is stored in either physically or logically segregated databases from other BNY Mellon data and (ii) different databases are maintained for development, testing, staging and production environments used in the provision of Services.

C. Encryption. BNY Mellon will (i) encrypt Customer Data in transit to an external network using transport layer security or other encryption method and (ii) protect Customer Data at rest, in each case as BNY Mellon determines to be appropriate in accordance with the ISP and law applicable to BNY Mellon’s provision of the Services.

D. Remote Access. The ISP will restrict remote access to BNY Mellon systems to authorized users using multifactor authentication or equivalent safeguard, and will require such access to be logged.

E. Devices. BNY Mellon will restrict the transfer of Customer Data from its network to mass storage devices. BNY Mellon will use a mobile device management system or equivalent tool when mobile computing is used to provide the Services. Applications on such authenticated devices will be housed within an encrypted container and BNY Mellon will maintain the ability to remote wipe the contents of the container.

F. Data Leakage Prevention (DLP). BNY Mellon will deploy DLP tools reasonably designed to help detect and prevent unauthorized transfers of Customer Data outside BNY Mellon’s network.

G. Disposal. BNY Mellon will maintain chain of custody procedures and require that any Customer Data requiring disposal be rendered inaccessible, cleaned or scrubbed from such hardware and/or media using industry recognized methods.

IX. Personnel. BNY Mellon will undertake background checks during the recruitment process of personnel involved in the provision of the Services, subject to applicable laws, and require its personnel involved in the provision of Services to undertake annual training on the aspects of the ISP applicable to the personnel’s job function.

X. Physical Security. BNY Mellon will deploy perimeter security such as barrier access controls around its facilities processing or storing Customer Data. The ISP will include (i) procedures for validating visitor identity and authorization to enter the premises, which may include identification checks, issuance of identification badges and recording of entry purpose of visit and (ii) physical security policies for personnel, such as a “clean desk” policy. In accordance with its ISP and applicable law, BNY Mellon will install closed circuit television (“CCTV”) systems and CCTV recording systems to monitor and record access to controlled areas, such as data centers and server rooms.

XI. BCP/DR. BNY Mellon will implement business continuity and disaster recovery plans designed to minimize interruptions of service and ensure recovery of systems and applications used to provide the Services. Such plans shall cover the facilities, systems, applications and employees that are critical to the provision of the Services, and will be tested at least annually to validate that the recovery strategies, requirements and protocols are viable and sustainable.